Exhibit 10.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE DELPHI FINANCIAL GROUP SHAREHOLDERS LITIGATION	) )	CONSOLIDATED C.A. No. 7144-VCG

STIPULATION AND AGREEMENT OF COMPROMISE AND SETTLEMENT
This Stipulation and Agreement of Compromise and Settlement (the “Settlement Agreement” or the “Stipulation”), dated May 14, 2012, entered into among (i) plaintiffs Pontiac General Employees Retirement System (“Pontiac”), KBC Asset Management N.V. (“KBC”), Cleveland Bakers and Teamsters Health & Welfare Fund (“Cleveland Bakers”), and Oklahoma Firefighters Pension and Retirement System (“Oklahoma Firefighters,” and, together with Pontiac, KBC and Cleveland Bakers, “Plaintiffs”), on behalf of themselves and the Settlement Class, as defined herein; and (ii) defendants Delphi Financial Group, Inc. (“Delphi”), Robert Rosenkranz (“Rosenkranz”), Kevin R. Brine (“Brine”), Edward A. Fox (“Fox”), Steven A. Hirsh (“Hirsh”), James M. Litvack (“Litvack”), James N. Meehan (“Meehan”), Philip R. O’Connor (“O’Connor”), Robert F. Wright (“Wright”), Donald A. Sherman (“Sherman”), Stephan A. Kiratsous (“Kiratsous”), Chad W. Coulter (“Coulter”) (collectively, the “Delphi Defendants”), Tokio Marine Holdings Inc. and TM Investment (Delaware) Inc. (collectively, “TMH,” and, together with the Delphi Defendants, “Defendants”), by and through their undersigned attorneys, states all of the terms of the settlement and resolution of this matter and is intended by Plaintiffs and Defendants (collectively, the “Parties”) to fully and finally compromise, resolve, discharge and settle the Released Claims, as defined herein, subject to the approval of the Court of Chancery of the State of Delaware (the “Court”):
Background to the Settlement
A.           On July 20, 2011, TMH’s financial advisor contacted Rosenkranz, Delphi’s Chairman, Chief Executive Officer and controlling shareholder, to express TMH’s interest in acquiring Delphi.  Delphi’s Board of Directors (the “Board”) authorized preliminary discussions with TMH, and, thereafter, senior management from Delphi and TMH had general discussions regarding a potential merger.  On September 12, 2011, TMH’s financial advisor indicated to Rosenkranz that TMH was prepared to pay $45 per share to acquire Delphi.

B.           Delphi’s Certificate of Incorporation (the “Charter”) provided that "in the case of any distribution or payment . . . on Class A Common Stock or Class B Common Stock upon the consolidation or merger of the Corporation with or into any other corporation . . . such distribution payment shall be made ratably on a per share basis among the holders of the Class A Common Stock and Class B Common Stock as a single class."  At a special meeting of the Board that was convened on September 16, 2011 to discuss TMH’s indication of interest, Rosenkranz communicated that he was not willing to sell his own shares at $45 per share, but recognized that it could be an attractive offer for the Class A stockholders.  Because the Board considered that TMH’s $45 offer was an opportunity for the Class A shareholders and because no deal could happen without Rosenkranz’s support, the Board considered a potential transaction in which the Class B shares would receive additional consideration.  Such a transaction would require the Class A stockholders to approve an amendment to Delphi’s Charter.
C.           The Board formed a special committee of directors (the “Special Committee”) to oversee negotiations with TMH on behalf of Delphi’s public Class A shareholders.  In turn, the Special Committee formed a sub-committee of directors on the Special Committee (the “Sub-Committee”) to handle discussions with Rosenkranz concerning whether and to what extent he would receive differential consideration for his Class B shares or on any other issue relating to the Class B stockholders being treated in any way different from the Class A stockholders in the potential transaction with TMH or any alternative transaction.  The Board conditioned its approval of a transaction on a favorable recommendation by the Special Committee, and the Special Committee conditioned its approval on the favorable recommendation of the Sub-Committee.

D.           On December 20, 2011, the Sub-Committee, the Special Committee and the Board each approved Delphi’s entry into an agreement and plan of merger with TMH, pursuant to which, among other things: (i) Delphi would merge with and into a wholly-owned subsidiary of TMH; (ii) each share of Delphi’s Class A common stock would be converted into the right to receive $43.875 in cash; (iii) each share of Delphi’s Class B common stock would be converted into the right to receive $52.875 in cash; and (iv) each share of Class A and B common stock would be entitled to receive a one-time dividend of $1 (all such transactions, collectively, the “Merger”).
E.           On December 21, 2011, Delphi and TMH executed the Agreement and Plan of Merger (“Merger Agreement”) and the other transaction documents associated with the Merger and issued a joint press release announcing the Merger.  The Merger was subject to approval by Delphi shareholders, including approval of the Merger by a majority of the unaffiliated Class A stockholders, and approval by a majority of Delphi’s Class A shareholders to amend the Charter to permit the payment of differential consideration to Delphi’s Class B shareholders in connection with the Merger.
F.           On December 22, 2011, plaintiff Pontiac filed a putative shareholder class action in this Court captioned Pontiac General Employees Retirement System v. Kevin R. Brine, et al., C.A. No. 7144-VCG (the “Pontiac Action”), alleging, among other things: (i) that the Board breached its fiduciary duties to Delphi’s public shareholders by approving the Merger, structuring the shareholder vote on the Merger in a coercive manner, and allowing Rosenkranz to receive differential consideration for his Class B shares; (ii) that Rosenkranz breached his fiduciary duties to Delphi’s public shareholders by improperly securing for himself a disproportionate amount of the Merger consideration for his Class B shares; and (iii) that TMH aided and abetted those breaches of fiduciary duty.  Plaintiff Pontiac sought, among other things, an injunction enjoining the Merger and rescinding any transactions contemplated by the Merger that might be consummated.

G.           On December 23, 2011, plaintiff KBC filed a putative shareholder class action in this Court under the caption KBC Asset Management NV v. Delphi Financial Group, Inc., et al., C.A. No. 7146-VCG (the “KBC Action”), alleging similar claims against the same defendants as the claims alleged and defendants named in the Pontiac Action, and seeking the same relief.
H.           On December 27, 2011, plaintiff Pontiac filed a Motion for Preliminary Injunction and a Motion for Expedited Proceedings, together with an opening brief in support of the Motion for Expedited Proceedings (in which plaintiff KBC joined), in the Pontiac Action.  In the Motion for Expedited Proceedings, plaintiff Pontiac sought, among other things, expedited discovery in support of the claims alleged in the Pontiac Action and the scheduling of a hearing in connection with the Motion for Preliminary Injunction.
I.           On December 28, 2011, plaintiffs Pontiac and KBC jointly filed a Stipulation and [Proposed] Order for Consolidation and Appointment of Co-Lead Counsel, pursuant to which they sought, among other things, to consolidate the Pontiac and KBC Actions and any subsequently filed actions, and to appoint their counsel, Grant & Eisenhofer, P.A. (“G&E”), Bernstein Litowitz Berger & Grossmann LLP (“BLBG”) and Robbins Geller Rudman & Dowd LLP (“RGRD”) as Co-Lead Counsel.

J.           On December 29, 2011, plaintiff Cleveland Bakers filed a putative shareholder class action in this Court under the caption Cleveland Bakers and Teamsters Pension Fund v. Kevin R. Brine, et al., C.A. No. 7158-VCG (the “Cleveland Bakers Action”), alleging similar claims against the same defendants as the claims alleged and defendants named in the Pontiac and KBC Actions, and seeking the same relief.
K.           On January 3, 2012, plaintiffs Pontiac, KBC and Cleveland Bakers jointly filed an Amended Stipulation and [Proposed] Order for Consolidation and Appointment of Co-Lead Counsel, pursuant to which they sought, among other things, to consolidate the Pontiac, KBC and Cleveland Bakers Actions and any subsequently filed actions, and to appoint their counsel, G&E, BLBG and RGRD as Co-Lead Counsel.  On January 4, 2012, the Court consolidated the Pontiac, KBC and Cleveland Bakers Actions under the caption In re Delphi Financial Group Shareholder Litigation, Consolidated C.A. No. 7144-VCG (the “Consolidated Action”), and appointed G&E, BLBG and RGRD as Co-Lead Counsel.
L.           On January 5, 2012, plaintiff Oklahoma Firefighters filed a putative shareholder class action in this Court under the caption Oklahoma Firefighters Pension & Retirement System v. Brine, et al., C.A. No. 7162-VCG (the “Oklahoma Firefighters Action”), alleging similar claims against the same defendants as the claims alleged and defendants named in the Pontiac, KBC and Cleveland Bakers Actions and additionally alleging, among other things, that the Merger would effectuate the automatic conversion of the Class B shares into Class A shares pursuant to the Charter, and seeking substantially similar relief to that sought in the Pontiac, KBC and Cleveland Bakers Actions.  On January 9, 2012, the Court consolidated the Oklahoma Firefighters Action with the Consolidated Action (as used herein “Consolidated Action” shall include the Pontiac, KBC, Cleveland Bakers and Oklahoma Firefighters Actions).

M.           Between January 9 and 27, 2012, plaintiff Oklahoma Firefighters, on one hand, and plaintiffs Pontiac, KBC and Cleveland Bakers, on the other, briefed plaintiff Oklahoma Firefighters’ motion to, among other things, vacate and/or modify the leadership structure of the Consolidated Action.  On February 7, 2012, the Court rendered a decision on plaintiff Oklahoma Firefighters’ motion, and, on February 14, 2012, entered an Order modifying the leadership structure to add Prickett, Jones & Elliott, P.A. and Kessler Topaz Meltzer & Check, LLP, together, as a fourth Co-Lead Counsel.
N.           On January 13, 2012, Delphi filed with the Securities and Exchange Commission (“SEC”) its preliminary proxy statement in connection with the Merger (the “Preliminary Proxy”).  On January 25, 2012, plaintiffs Pontiac, KBC and Cleveland Bakers filed a Verified Consolidated Amended Class Action Complaint (the “CAC”) that, among other things, incorporated the allegations of their initial complaints, included allegations based on certain documents reviewed during discovery, and alleged that the Preliminary Proxy contained material misrepresentations and/or failed to disclose material information.
O.           On January 30, 2012, Delphi announced that it had established March 13, 2012, as the date for a special meeting of its shareholders to consider and vote upon a proposal to adopt and approve the Merger Agreement and other proposals related to the Merger, including the proposed amendment of the Charter.
P.           On February 16, 2012, Plaintiffs filed a Verified Consolidated Second Amended Class Action Complaint that, among other things, incorporated the allegations of their initial complaints and the CAC; alleged an additional claim that Rosenkranz’s alleged maintenance of agreements to provide third-party investment management and similar services reduced the value of Delphi; and alleged additional claims against, and named as defendants, Coulter and Kiratsous and Sherman, each in his capacity as an officer.

Q.           Plaintiffs assert that from late December through late February 2012, they were involved in the Consolidated Action at the relevant times, among other things: served and/or exchanged written discovery requests and responses and conducted third party document discovery; negotiated a schedule for the prosecution of the litigation; negotiated stipulations governing the handling of confidential documents and information and the scheduling and handling of expert depositions and submissions; produced, reviewed and analyzed documents; moved to compel the production of additional documents; successfully opposed a motion for a protective order to preclude a deposition from occurring; reviewed and analyzed privilege logs of producing parties; conducted depositions of seven fact witnesses; exchanged expert reports; and conducted and/or participated in expert depositions.
R.           On February 19, 2012, Plaintiffs filed a brief in support of their motion for a preliminary injunction.  On February 21, 2012, Delphi filed with the SEC its definitive proxy statement (the “Definitive Proxy”), which included certain information not included in the Preliminary Proxy.
S.           On March 6, 2012, the Court issued a written decision denying the Motion for Preliminary Injunction, but finding that Plaintiffs “are reasonably likely to be able to demonstrate at trial that in negotiating for disparate consideration and only agreeing to support the merger if he received it, Rosenkranz violated duties to the stockholders.”
T.           On March 13, 2012, Delphi held a special meeting of its shareholders at which they approved the Merger and the Charter amendment.

U.           Periodically during the litigation of the Consolidated Action, the Parties engaged in discussions concerning a potential resolution of the case but were unable to reach agreement.  During the week of April 2, 2012, however, the Parties reached an agreement in principle to resolve the Consolidated Action in exchange for the establishment by Defendants of a fund (as detailed below) in the amount of $49 million, which fund, plus any interest earned thereon, less any fee and expenses awarded to Plaintiffs’ counsel upon approval by the Court, taxes, and notice and administration expenses, shall be distributed to the members of the Settlement Class in accordance with the procedure set forth below.  On April 9, 2012, Delphi issued a press release announcing the Settlement, indicating that the Settlement is contingent upon, among other things, definitive documentation, completion of the Merger and approval by the Court.
V.           Delphi has represented to Plaintiffs that as of the Merger Date, there will be approximately 3.5 million outstanding, fully vested options to purchase Class A common stock that were subject to time-based conditions and/or performance-based conditions and are not held by individuals or entities excluded from the Settlement Class (defined below).
W.           Plaintiffs’ entry into this Stipulation is not an admission as to the lack of merit of any claims asserted in the Consolidated Action.  Plaintiffs and their counsel have conducted an investigation and pursued discovery relating to the claims and the underlying events and transactions alleged in the Consolidated Action.  They have also analyzed the evidence adduced during their investigation and through discovery, and have researched the applicable law.  In negotiating and evaluating the terms of this Stipulation, they also considered the significant legal and factual defenses to Plaintiffs’ claims.  Based upon their evaluation, Plaintiffs and their counsel have determined that the Settlement (defined below) set forth in this Stipulation is fair, reasonable and adequate and in the best interests of all Class Members (defined below), and that it confers substantial benefits upon the Class Members.

X.           Defendants deny any and all allegations of wrongdoing, fault, liability or damage to any of Plaintiffs or other Class Members, deny that they engaged in, committed or aided or abetted the commission of any wrongdoing or violation of law, deny that any of Plaintiffs or other Class Members suffered any damage whatsoever, deny that they acted improperly in any way, believe that they acted properly at all times, maintain that they diligently and scrupulously complied with their fiduciary duties, and maintain that they have committed no disclosure violations or any other breach of duty whatsoever in connection with the Merger or any other alleged conduct challenged by Plaintiffs.  Defendants desire to enter into this Settlement solely to eliminate the uncertainties, burden and expense of further litigation.  Nothing in this Stipulation shall be construed as an admission by Defendants of wrongdoing, fault, liability, or damages whatsoever.
NOW, THEREFORE, IT IS HEREBY STIPULATED, CONSENTED TO AND AGREED, by Plaintiffs, for themselves and on behalf of the Settlement Class, and Defendants that, subject to the approval of the Court and pursuant to Delaware Court of Chancery Rule 23 and the other conditions set forth herein, for the good and valuable consideration set forth herein and conferred on Plaintiffs and the Settlement Class, the Consolidated Action shall be finally and fully settled, compromised and dismissed with prejudice, and that the Released Claims shall be finally and fully compromised, settled, released and dismissed with prejudice as to the Released Parties, as defined herein, in the manner and upon the terms and conditions hereafter set forth.

A.	Definitions
1.     In addition to the terms defined above, the following capitalized terms, used in this Stipulation, shall have the meanings specified below:
(a)           “Account” means the interest-bearing bank account referred to below and maintained by the Escrow Agent into which the Settlement Fund shall be deposited.
(b)           “Authorized Claimants” means those members of the Settlement Class  that file a valid Proof of Claim in the proper format in timely fashion that are approved for payment by the Court.  Any person, firm, trust, corporation, partnership, limited liability company or other entity holding Delphi Class A common stock or any Option on behalf of or for the benefit of any Defendant or any other person or entity excluded from the Settlement Class shall not be an Authorized Claimant with respect to such shares or Options so held.
(c)           “Claims” mean any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, diminutions in value, costs, debts, expenses, interest, penalties, fines, sanctions, fees, attorneys’ fees, expert or consulting fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, which now exist, or heretofore or previously existed, or may hereafter exist, including known claims and Unknown Claims, whether direct, derivative, individual, class, representative, legal, equitable or of any other type, or in any other capacity, whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule, including but not limited to any claims under federal or state securities law (including claims subject to exclusive federal court jurisdiction), or under state disclosure law or any claims that could be asserted derivatively on behalf of Delphi.
(d)           “Class Counsel” means the law firms of: (i) Grant & Eisenhofer, P.A.; (ii) Bernstein Litowitz Berger & Grossmann LLP; (iii) Robbins Geller Rudman & Dowd LLP; and (iv) Prickett, Jones & Elliott, P.A. and Kessler Topaz Meltzer & Check, LLP.

(e)           “Class Distribution Order” means an order entered by the Court authorizing and directing that the Net Settlement Fund be distributed, in whole or in part, to Authorized Claimants.
(f)           “Class Member” means a member of the Settlement Class.
(g)           “Court Approval” means the entry of the Judgment.
(h)           “Defendants’ Claims” means any Claims that have been or could have been asserted in the Consolidated Action or any forum by Defendants or any of them or their respective successors and assigns against any of Plaintiffs, the Class Members, or any of their respective counsel, which arise out of or relate in any way to the institution, prosecution, settlement or dismissal of the Consolidated Action, provided, however, that the Defendants’ Claims shall not include any claims relating to the enforcement of the Settlement.
(i)           “Effective Date” means the first business day following the date the Judgment becomes final and unappealable, whether by affirmance on or exhaustion of any possible appeal or review, writ of certiorari, lapse of time or otherwise.  The finality of the Judgment shall not be affected by any appeal or other proceeding regarding solely an application for attorneys’ fees and expenses or approval of any plan of allocation of the Net Settlement Fund.
(j)           “Escrow Agent” means the escrow agent or agents identified in the Escrow Agreement governing the Account who shall be chosen by Class Counsel.
(k)           “Escrow Agreement” means the agreement governing the Account.
(l)           “Immediate Family” means an individual’s spouse, parents, siblings, children, grandparents, grandchildren; the spouses of his or her parents, siblings and children; and the parents and siblings of his or her spouse, and includes step and adoptive relationships.  In this paragraph, “spouse” shall mean a husband, a wife, or a partner in a state-recognized domestic partnership or civil union.

(m)           “Individual Defendants” means Robert Rosenkranz, Kevin R. Brine, Edward A. Fox, Steven A. Hirsh, James M. Litvack, James N. Meehan, Philip R. O’Connor, Robert F. Wright, Donald A. Sherman, Stephan A. Kiratsous and Chad W. Coulter.
(n)           “Judgment” means the Final Order and Judgment to be entered in the Consolidated Action substantially in the form attached hereto as Exhibit E.
(o)           “Merger Date” means the effective date of the Merger.
(p)           “Net Settlement Fund” means the Settlement Fund less any taxes, tax expenses, attorneys’ fees, expert fees, notice and administration costs and any other expenses approved by the Court.
(q)           “Option” means an option to purchase Delphi Class A common stock that  has fully vested as of March 13, 2012, and was issued pursuant to any of the following Delphi stock plans: the Company 2003 Long-Term Incentive and Share Award Plan, the Company Second Amended and Restated Employee Stock Option Plan, and all predecessors to such plans, as identified in Section 4.3 of the Merger Agreement.  “Option” does not include performance-based options for which there was, as of March 13, 2012, a requirement that the performance-based option holder continue his or her employment or which have not otherwise vested.

(r)           “Released Claims” means any and all manner of Claims that (i) were asserted by Plaintiffs in the Consolidated Action (or any of the constituent actions that comprise it) or (ii) could have been asserted by Plaintiffs or any other Class Member in the Consolidated Action or in any other court, tribunal, forum or proceeding that are based upon, arise out of, relate in any way to, or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that were alleged, asserted, set forth, or claimed in the Consolidated Action (or any of the constituent actions that comprise it), including, without limitation, any and all claims which are based upon, arise out of, relate in any way to, or involve, directly or indirectly, (i) the Merger or any element, term, condition or circumstance of the Merger or the sale process leading up to the Merger, (ii) any actions, deliberations, or negotiations in connection with the Merger, (iii) the consideration to be received by Class Members or by any other person in connection with the Merger, (iv) the consideration paid or received by any Defendant in connection with the Merger, (v) the March 13, 2012 vote of the Delphi stockholders on the Merger and related proposals, (vi) any consulting services, contracts, agreements or arrangements between Delphi or its subsidiaries on the one hand and any entity affiliated with Mr. Rosenkranz on the other hand, including without limitation the Rosenkranz Affiliated Entities (the “Affiliate Agreements”), (vii) the Preliminary Proxy, the Definitive Proxy, or any amendments thereto (including their respective exhibits), or any other disclosures, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the Merger, including claims under the federal securities laws within the exclusive jurisdiction of the federal courts, (viii) the fiduciary duties and obligations of the Released Parties in connection with the Merger or the Affiliate Agreements, (ix) any of the allegations in any complaint or amendment(s) thereto filed in the Consolidated Action, including in any of its constituent actions, and (x) the fees, expenses or costs incurred in prosecuting, defending or settling the Action, except to the extent of any fee and expense award from the Settlement Fund pursuant to Section F hereof; provided, however, that the Released Claims shall not include (x) any claims relating to the enforcement of the Settlement or (y) any claims solely for statutory appraisal with respect to the Merger pursuant to Section 262 of the General Corporation Law of the State of Delaware by Delphi stockholders who properly perfected such claims for appraisal and do not otherwise waive their appraisal rights.

(s)           Whether or not any or all of the following persons or entities were named, served with process, or appeared in the Consolidated Action, “Released Parties” means (i) any and all Defendants, (ii) the members of each Individual Defendant’s Immediate Family; (iii) Defendants’ respective past or present affiliates, associates, subsidiaries, parents, predecessors and successors, and each of their officers, directors, employees, agents, advisors, financial or investment advisors, insurers, and attorneys, (iv) any person, firm, trust, corporation, officer, director or other individual or entity in which any Defendant during the Settlement Class Period had a controlling interest, (v) the Rosenkranz Affiliated Entities, (vi) the record or beneficial, direct or indirect, holders of Class B shares as of the Merger Date and (vii) the legal representatives, heirs, successors in interest or assigns of any of the foregoing.
(t)           “Rosenkranz Affiliated Entities” means Rosenkranz & Company, L.P., R & Co. Capital Management, LLC, Rosenkranz Asset Managers, LLC, Acorn Partners, L.P., Acorn Overseas Limited, Acorn Credit Strategies, L.P., Acorn Credit Strategies Fund, Ltd., Acorn Tactical Trading, L.P., Acorn Tactical Trading Fund, Ltd., Acorn Income Partners, L.P., Acorn Capital Management, LLC, Acorn Advisory Capital, L.P., Acorn Advisory Capital Management, LLC, Acorn Income Advisors, LLC, Acorn Income Management, L.P., Pergamon Master Fund, Ltd., Pergamon Partners, L.P., Pergamon Offshore Fund, Ltd., Greenbrook, LLC, Pergamon Management, L.P., Pergamon Management, LLC, Pergamon Offshore Advisors, L.P., Pergamon Offshore Advisors, LLC, Pergamon Advisors, Pergamon Enhanced Mater Fund, Ltd., Pergamon Enhanced Partners, L.P., Pergamon International Master Fund, Ltd., Pergamon International Partners, LP, Pergamon International Offshore Fund, Ltd., Pergamon Global Master Fund, Ltd., Pergamon Global Partners, L.P., Pergamon Global Offshore Fund, Ltd., Pergamon Global Management, L.P., Pergamon Global Management, LLC, Pergamon Global Offshore Advisors, L.P., Pergamon Global Offshore Advisors, LLC and Pergamon Global Advisors, LLC.

(u)           “Settlement” means the settlement contemplated by this Stipulation.
(v)           “Settlement Amount” means a total amount of forty-nine million dollars in cash ($49,000,000).
(w)           “Settlement Class” means a non-opt out class of any and all record and beneficial holders of Delphi Class A common stock at any time between and including July 20, 2011 and the Merger Date (regardless of the date of purchase) and any and all holders of Options as of the Merger Date and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, in such capacity only, including, as for all of those listed above, any and all of their respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, assigns or transferees, immediate and remote in their capacities as such only, but excluding all current and former Defendants; the members of each of the current and former Defendant’s Immediate Family; the respective directors, parents, and subsidiaries of Delphi and TMH; any firm, trust, corporation or other entity in which any Defendant during the Settlement Class Period had a controlling interest; the Rosenkranz Affiliated Entities; the record or beneficial, direct or indirect, holders of Class B Shares as of the Merger Date; and the legal representatives, heirs, successors in interest or assigns of any such excluded party.

(x)           “Settlement Class Period” means between and including July 20, 2011 and the Merger Date.
(y)          “Settlement Fund” means the fund consisting of the Settlement Amount deposited in the Account plus any interest or other income earned thereon.
(z)           “Settlement Hearing” means the hearing to be held by the Court to determine whether to certify the Settlement Class pursuant to Delaware Court of Chancery Rule 23, whether Plaintiffs and Class Counsel have adequately represented the Settlement Class, whether the proposed Settlement should be approved as fair, reasonable and adequate, whether all Released Claims should be dismissed with prejudice as against the Released Parties, whether an Order and Judgment approving the Settlement should be entered, and whether and in what amount any award of attorneys’ fees and expenses should be paid to Class Counsel out of the Settlement Fund.
(aa)        “Unknown Claims” means any and all claims that any Plaintiff or Class Member does not know or suspect exists in his, her or its favor at the time of the release of the Released Claims as against the Released Parties, including without limitation those which, if known, might have affected the decision to enter into this Settlement, and any and all claims which any Defendant does not know or suspect to exist in his, her or its favor at the time of the release of the Defendants’ Claims, including without limitation those which, if known, might have affected the decision to enter into this Settlement. With respect to any of the Released Claims and Defendants’ Claims, the Parties stipulate and agree that upon the Effective Date, each Plaintiff and each Defendant shall expressly and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under Cal. Civ. Code § 1542 or any law of the United States or any state of the United States or territory of the United States or other jurisdiction, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides: “A general release does not extend to claims which the creditor does not know or suspect exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” Plaintiffs and Defendants acknowledge, and the other Class Members by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims and the Defendants’ Claims, but that it is the intention of Plaintiffs and Defendants, and by operation of law the other Class Members, to completely, fully, finally and forever extinguish any and all Released Claims and Defendants’ Claims, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiffs and Defendants acknowledge, and the other Class Members and other Released Parties by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of “Released Claims” and in the definition of “Defendants’ Claims” was separately bargained for and was a key element of the Settlement and was relied upon by each and all of Plaintiffs and Defendants in entering into this Stipulation.

B.	Conditional Class Certification
2.      Solely for purposes of the Settlement and for no other purpose, the Parties stipulate and agree to: (a) certification of the Action as a non-opt out class action pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2) on behalf of the Settlement Class; (b) certification of Plaintiffs as Settlement Class representatives; and (c) appointment of Class Counsel as Settlement Class counsel.

3.      The certification of the Settlement Class shall be binding only with respect to this Stipulation.  In the event that this Stipulation is terminated pursuant to its terms, is not approved in all material respects by the Delaware Court of Chancery, the Defendants withdraw from the Settlement pursuant to the terms hereof, the Effective Date does not occur, the Settlement does not otherwise become final for any reason, or any judgment or order entered pursuant hereto is reversed, vacated, or modified in any material respect by the Delaware Court of Chancery or any other court, the certification of the Settlement Class shall, except as provided in Paragraph 15, be deemed vacated, the Consolidated Action shall proceed as though the Settlement Class had never been certified, and no reference to the certification of the Settlement Class, or to the Stipulation or any documents related thereto, shall be made by the Parties for any purpose, except as expressly authorized by the terms of this Stipulation.  If any of the foregoing events occur, Defendants reserve the right to oppose certification of any plaintiff class in any proceeding.

C.	Settlement Consideration and Scope of the Settlement
4.      In consideration for the full and final settlement and dismissal with prejudice of, and the release of, any and all Released Claims, Delphi shall pay, or cause to be paid, a total of $49,000,000 for the benefit of the Settlement Class, such amount to be deposited into the Account on or before ten (10) business days after the later of (a) the Merger Date or (b) entry of the Scheduling Order by the Delaware Court (the “Settlement Funding Date”), provided that Class Counsel has timely provided complete wire transfer information and instructions.  Delphi’s obligation to fund the full $49,000,000 Settlement Amount is not dependent upon Defendant Robert Rosenkranz’s performance of his obligation to contribute to the Settlement Amount.  Defendants Sherman, Kiratsous, Coulter, Brine, Fox, Hirsh, Litvack, Meehan, O’Connor and Wright shall not be obligated to fund the Settlement Amount.  No Defendant nor any Released Party shall have any obligation to pay or bear any additional amounts, expenses, costs, damages, or fees to or for the benefit of Plaintiffs or any Class Members in connection with this Settlement, including but not limited to attorneys’ fees and expenses for any counsel to any Class Member, or any costs of notice or settlement administration or otherwise, except as provided herein.

5.      Pursuant to the Judgment, upon the Effective Date and the occurrence of all of the other events referenced in Paragraph 10 below, the Consolidated Action shall be dismissed with prejudice, with each Party to bear its own costs and expenses, except as otherwise expressly provided in this Stipulation.
6.       Pursuant to the Judgment, upon the Effective Date and the occurrence of all of the other events referenced in Paragraph 10 below, Plaintiffs and all Class Members shall be deemed by operation of law to have fully, finally and forever, released, settled and discharged the Released Parties from and with respect to the Released Claims, and shall forever be barred and enjoined from commencing, instituting or prosecuting any Released Claims against any of the Released Parties.
7.      Pursuant to the Judgment, upon the Effective Date and the occurrence of all of the other events referenced in Paragraph 10 below, each of the Defendants, on behalf of themselves and any and all of their respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, and any and all of the other Released Parties, shall be deemed by operation of law to have fully, finally and forever released, settled and discharged each and every one of the Defendants’ Claims, and shall forever be barred and enjoined from commencing, instituting or prosecuting any of the Defendants’ Claims, against Plaintiffs and all Class Members, and all of their respective counsel.

8.           The obligations incurred pursuant to this Stipulation shall be in full and final disposition of the Action, the Released Claims and the Defendants’ Claims as set forth in this Stipulation, and (i) any and all persons shall be barred, to the fullest extent permitted by applicable law, from asserting any third party claims for contribution or indemnity against any Released Party based upon or arising out of the Released Claims in accordance with 10 Del. C. § 6304 and any similar laws or statutes, and (ii) each and every Released Party shall be barred, to the fullest extent permitted by applicable law, from asserting any third party claims for contribution or indemnity against any person or entity based upon or arising out of the Released Claims in accordance with 10 Del. C. § 6304 and similar laws or statutes, provided, however, that nothing herein shall release or otherwise affect any claims for contribution or indemnity between or among Defendants and/or their insurance carriers.
D.	Submission of the Settlement to the Court for Approval
9.      As soon as practicable after this Stipulation has been executed, Plaintiffs and Defendants shall jointly apply to the Court for entry of an Order in the form attached hereto as Exhibit A (the “Scheduling Order”), providing for, among other things: (a) the mailing to the Class Members of the Notice of Proposed Settlement of Class Action, Settlement Hearing and Right to Appear (the “Notice”), substantially in the form attached hereto as Exhibit B, and the Proof of Claim form (the “Proof of Claim”), substantially in the form attached hereto as Exhibit C; (b) the publication of the Summary Notice of Proposed Settlement of Class Action, Settlement Hearing, and Right to Appear (the “Summary Notice”), substantially in the form attached hereto as Exhibit D; (c) the scheduling of the Settlement Hearing to consider: (i) the proposed Settlement, (ii) the joint request of the Parties that the Judgment be entered substantially in the form attached hereto as Exhibit E, (iii) certification of the Settlement Class for purposes of the Settlement only, (iv) the proposed Plan of Allocation (defined below); and (v) Class Counsel’s application (on behalf of all Plaintiffs’ counsel) for attorneys’ fees and expenses, and any objections to the foregoing; and (d) a stay of the prosecution of the Consolidated Action pending further order of the Court.  At the Settlement Hearing, the Parties shall jointly request that the Judgment be entered substantially in the form attached hereto as Exhibit E.

E.	Conditions of Settlement
10.      This Stipulation shall be subject to the following conditions and, except as provided in Section H, shall be canceled and terminated unless:
(a)           the Court enters the Scheduling Order substantially in the form attached hereto as Exhibit A;
(b)           the full Settlement Amount is deposited in the Account by the Settlement Funding Date;
(c)           the Court enters the Judgment substantially in the form attached hereto as Exhibit E and dismisses the Consolidated Action with prejudice;
(d)           the Effective Date shall have occurred; and
(e)           the Merger shall have been consummated in accordance with the Merger Agreement.

F.	Attorneys’ Fees and Expenses
11.      Class Counsel will apply to the Court for a collective award of attorneys’ fees and expenses to Plaintiffs’ counsel, which shall be no more than twelve million dollars ($12,000,000) to be paid solely out of the Settlement Fund (the “Fee Application”).  Defendants agree that Class Counsel have established a right to an award of attorneys’ fees and expenses, but Defendants retain the right to contest the amount requested.  The Parties acknowledge and agree that any fees and expenses awarded by the Court to Plaintiffs’ counsel shall be paid solely from the Account to Class Counsel (wiring transfer information to be provided) within three (3) business days after the date of entry by the Court of an order awarding such attorneys’ fees and expenses (the “Fee Award”), notwithstanding the existence of any timely filed objections to the Fee Award, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof; provided, however, that in the event that the Fee Award is disapproved, reduced, reversed or otherwise modified, whether on appeal, further proceedings on remand, successful collateral attack or otherwise, then Class Counsel shall, within five (5) business days after Class Counsel receives notice of any such disapproval, reduction, reversal or other modification, return to the Settlement Fund the difference between the attorneys’ fees and expenses awarded by the Court in the Fee Award on the one hand, and any attorneys’ fees and expenses ultimately and finally awarded on appeal, further proceedings on remand or otherwise on the other hand plus accrued interest at the same net rate as is earned by the Settlement Fund.    The Fee Application shall be the only petition for attorneys’ fees and expenses filed by or on behalf of Plaintiffs, any other Class Member, Class Counsel, or counsel for any other Class Member.  In no event shall any of the Released Parties be obligated to pay any of such attorneys’ fees and expenses to Class Counsel as it is expressly understood that all such payments will be made out of the Settlement Fund.  The disposition of the Fee Application is not a material term of this Stipulation, and it is not a condition of this Stipulation that such application be granted.  The Fee Application may be considered separately from the proposed Settlement.  Any disapproval or modification of the Fee Application by the Court or on appeal shall not affect or delay the enforceability of this Stipulation, provide any of the Parties with the right to terminate the Settlement, or affect or delay the binding effect or finality of the Judgment and the release of the Released Claims.

12.      Class Counsel warrants that no portion of any such award of attorneys’ fees or expenses shall be paid to any of the Plaintiffs or any Class Member, except as may be approved by the Court.
13.      Class Counsel shall allocate the Fee Award amongst Plaintiffs’ counsel in a manner which it, in good faith, believes reflects the contributions of such counsel to the prosecution and settlement of the Consolidated Action.  Defendants and the Released Parties shall have no responsibility for the allocation by Class Counsel of the Fee Award.
G.	Stay Pending Court Approval
14.      Plaintiffs agree to stay the proceedings in the Consolidated Action and to stay and not to initiate any other proceedings other than those incident to the Settlement itself pending the occurrence of the Effective Date.  The Parties’ respective deadlines to respond to any filed or served pleadings or discovery requests are extended indefinitely.  The Parties also agree to use their best efforts to prevent, stay or seek dismissal of or oppose entry of any interim or final relief in favor of any Class Member in any other litigation against any of the Released Parties which challenges the Settlement, the Merger, including any transactions contemplated thereby, or otherwise involves, directly or indirectly, a Released Claim.
H.	Effect of Disapproval, Cancellation or Termination
 15.      If either (a) the Court does not enter the Judgment in substantially the form of Exhibit E, (b) the Court enters the Judgment but on or following appellate review the Judgment is modified or reversed in any material respect, or (c) any of the other conditions of Paragraph 10 is not satisfied, this Stipulation shall be cancelled and terminated unless counsel for each of the parties to this Stipulation, within ten (10) business days from receipt of such ruling or event, agrees in writing with counsel for the other Parties to proceed with this Stipulation and Settlement, including only with such modifications, if any, as to which all other parties in their sole judgment and discretion may agree.  For purposes of this Paragraph, an intent to proceed shall not be valid unless it is expressed in a signed writing.  Neither a modification nor a reversal on appeal of the amount of fees, costs and expenses awarded by the Court to Class Counsel shall be deemed a material modification of the Judgment or this Stipulation.

16.      If either: (i) this Stipulation is canceled or terminated pursuant to its terms, (ii) the conditions to the Settlement set forth in Paragraph 10 above are not satisfied, or (iii) the Settlement does not become final for any reason:
(a)      The Settlement Fund, including interest or other income actually earned thereon, less any Taxes and Tax Expenses paid or due with respect to such amounts, less any cost or expenses of notice or administration actually incurred and paid or payable, and less any escrow fees or costs actually incurred and paid or payable, shall be refunded to Delphi within five (5) business days after such cancellation or termination;
(b)      All of the parties to this Stipulation shall be deemed to have reverted to their respective litigation status immediately prior to April 5, 2012, and they shall proceed in all respects as if the Stipulation had not been executed and the related orders had not been entered (except that all Parties shall have two (2) weeks from the date the Stipulation is deemed terminated to respond to any filed or served pleadings or discovery requests), and in that event all of their respective claims and defenses as to any issue in the Consolidated Action shall be preserved without prejudice in any way; and
(c)      Defendants reserve the right to oppose certification of any plaintiff class in any future proceedings (including, but not limited to, in any proceedings in the Consolidated Action) and Plaintiffs and Class Counsel agree that this Stipulation, and any statements made in connection with the negotiation of this Stipulation, shall not be used nor entitle any party to recover any fees, costs or expenses incurred in connection with the Consolidated Action or in connection with any other litigation or judicial proceeding.

I.	Investment of the Settlement Fund
17.      The Settlement Fund, including all interest accruing thereon, shall be deemed to be in the custody of the Court and will remain subject to the jurisdiction of the Court until such time as it is distributed or returned pursuant to the terms of this Stipulation and/or further order of the Court.  The Escrow Agent shall invest any funds in the Account in United States Treasury Bills (or a mutual fund invested solely in such instruments) and shall collect and reinvest all interest accrued thereon, except that any residual cash balances of less than $250,000 may be invested in an account that is fully insured by the United States Government or any agency thereof, including the FDIC.  In the event that the yield on United States Treasury Bills is negative, in lieu of purchasing such Treasury Bills, all or any portion of the funds held by the Escrow Agent may be deposited in a non-interest bearing account that is fully insured by the United States Government or any agency thereof, including the FDIC.
J.	Tax Treatment
18.      The Settlement Fund is intended to be a “qualified settlement fund” within the meaning of Treasury Regulation § 1.468B-1, and the Parties shall so treat it, and Class Counsel, as administrators of the Account within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall be responsible for filing tax returns for the Account and paying from the Account any taxes, including any interest or penalties thereon (the “Taxes”), owed with respect to the Account.  In addition, Class Counsel and their agents, and the Parties, as required, shall do all things that are necessary or advisable to carry out the provisions of this Paragraph.

19.      All Taxes arising with respect to the income earned by the Settlement Fund and any expenses and costs incurred in connection with the payment of Taxes pursuant to this Paragraph (including, without limitation, expenses of tax attorneys and/or accountants and mailing, administration and distribution costs and expenses relating to the filing or the failure to file all necessary or advisable tax returns (the “Tax Expenses”)), shall be paid out of the Settlement Fund.  None of Defendants, the Released Parties or the Escrow Agent shall have any liability or responsibility for the Taxes or the Tax Expenses.  Class Counsel or their agents shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund and the distributions and payments therefrom, including, without limitation, the tax returns described in Treas. Reg. § 1.468B-2(k), and to the extent applicable, Treas. Reg. § 1.468B-2(l).  All tax returns shall be consistent with the terms herein and in all events shall reflect that all Taxes on the income earned by the Settlement Fund shall be paid out of the Settlement Fund.  Class Counsel or their agents shall also timely pay Taxes and Tax Expenses out of the Settlement Fund, and are authorized to withdraw, without prior consent of the Defendants or order of the Court, from the Account amounts necessary to pay Taxes and Tax Expenses.  Defendants agree to timely provide to Class Counsel the statement described in Treas. Reg. § 1.468B-3(e).
20.      Neither Defendants nor any Released Party shall have any responsibility or liability for the acts or omissions of Class Counsel or any of their agents, as described herein.  Neither Defendants nor any Released Party shall be liable to any Plaintiff or any Class Member or any attorney, expert, firm or other person for any damages, attorneys’ fees, costs, expenses, or assessments of any type, other than as is set forth in this Settlement Agreement with regard to payment of the Settlement Amount into the Account.
K.	Administration of the Settlement Fund
 21.      Class Counsel shall retain a settlement administrator (the “Settlement Administrator”), which shall, subject to the supervision, direction and approval of the Court, oversee administration and distribution of the Settlement Fund.

22.      The Settlement Administrator shall discharge its duties under Class Counsel’s supervision and subject to the jurisdiction of the Court.  Other than Delphi’s or its successor’s obligation to provide Delphi’s shareholder lists, as provided herein, no Defendant shall have any responsibility whatsoever for the administration of the Settlement, and no Defendant shall have any liability whatsoever to any person, including, but not limited to, the Class Members, in connection with any such administration.  Class Counsel shall cause the Settlement Administrator to mail the Notice and Proof of Claim to those members of the Settlement Class at the address of each such person as set forth in the records of Delphi and/or its successor in interest and/or their transfer agent(s), or who otherwise may be identified through further reasonable effort.  Class Counsel, in accordance with the Scheduling Order, will cause to be published the Summary Notice in a national edition of a business newspaper and once over the BusinessWire or PR Newswire.  For the purpose of identifying and providing notice to the Settlement Class, within ten (10) business days after the later of:  (1) the date of entry of the Scheduling Order; or (2) the Merger Date, Delphi or its successor shall provide or cause to be provided to the Settlement Administrator relevant lists of Delphi’s stockholders and holders of Options (consisting of names and addresses), in electronic form suitable to the Settlement Administrator.

23.      The Settlement Fund shall be applied as follows:
   (a)           To pay all costs and expenses reasonably incurred in connection with providing notice to Class Members of this Settlement (including by distributing the Notice and Proof of Claim and publishing the Summary Notice) and locating Class Members and incurred in connection with administering and distributing the Settlement Fund to the Settlement Class, escrow fees and costs;
   (b)           Subject to the approval and further order(s) of the Court, to pay to Class Counsel the amount awarded by the Court pursuant to the Fee Application;
   (c)           To pay any Taxes and/or Tax Expenses owed by the Settlement Fund; and
   (d)           Subject to the approval and further order(s) of the Court, to distribute the balance of the Net Settlement Fund to the Authorized Claimants as ordered by the Court in the Class Distribution Order.
24.      Class Counsel may pay from the Settlement Fund, without further approval from Defendants or further order of the Court, all reasonable costs related to distribution of the Notice and Proof of Claim and other administrative costs actually and reasonably incurred.  Such costs and expenses shall include, without limitation, the actual costs of publication of the Summary Notice, printing and mailing the Notice and Proof of Claim form, reimbursements to nominee owners for forwarding the Notice to their beneficial owners, the administrative expenses incurred and fees charged by the Settlement Administrator in connection with providing Notice and processing the submitted Proofs of Claim, and the fees, if any, of the Escrow Agent.  In the event that the Settlement is terminated pursuant to the terms of this Stipulation, any amounts reasonably paid or reasonably incurred pursuant to this Paragraph shall not be returned or repaid to Defendants, or any other person who paid any portion of the Settlement Amount into the Account.
25.      Defendants and the Released Parties shall bear no responsibility for making any of the foregoing payments or distributions or the allocation of any payments or distributions among Authorized Claimants, or for the costs, fees or expenses described in this Section K.

26.      The Net Settlement Fund shall be allocated among all Authorized Claimants based on the plan of allocation proposed by Plaintiffs in the Notice (the “Plan of Allocation”), as approved by the Court.  Neither Defendants nor any other Released Party shall take any position on or have any involvement with the proposed Plan of Allocation so long as the proposed Plan of Allocation remains as reflected in the attached Exhibit B, the Notice.  Any modification of any proposed plan of allocation by the Court shall not affect the enforceability of the Stipulation, provide any of the Parties with the right to terminate the Settlement, impose an obligation on any of the Defendants or the other Released Parties to increase the consideration paid in connection with the Settlement or affect or delay the binding effect, effectiveness, or finality of the Judgment and the release of the Released Claims.  Finality of the Settlement shall not be conditioned on any ruling by the Court or any appellate court solely concerning any plan of allocation.
27.      Class Counsel shall be responsible for supervising the administration of the Settlement and disbursement of the Net Settlement Fund.  The Released Parties shall have no involvement in, responsibility for, or liability relating to (i) the acceptance or rejection of Proofs of Claim submitted herein or the administration of or distributions from the Settlement Fund or (ii) the determination, calculation or payment of the Net Settlement Fund to members of the Settlement Class.
28.      No Class Member shall have any claim against any Plaintiff, Class Counsel, Defendants, the Released Parties, the Settlement Administrator, or any of their counsel, based on the distributions made substantially in accordance with this Stipulation and/or orders of the Court.

L.	Distribution of the Net Settlement Fund
29.      For purposes of determining the extent, if any, to which a Class Member shall be entitled to be treated as an Authorized Claimant, the following conditions shall apply:
(a)           Each Class Member shall be required to submit a completed Proof of Claim.  The Proof of Claim must be supported by such documents as are designated therein or such other documents or proof as Class Counsel, in their discretion, may deem acceptable.
(b)           All Proofs of Claim must be submitted by no later than 75 days after the date of mailing of the Notice, unless such date is extended by Order of the Court.  Any Class Member who fails to submit a Proof of Claim by such date shall be forever barred from receiving any payment pursuant to this Settlement (unless, by Order of the Court, a later submitted Proof of Claim by such Class Member is approved), but shall in all other respects be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment to be entered in the Consolidated Action and the releases provided for herein, and will be barred from bringing or prosecuting any action against the Released Parties concerning the Released Claims.  A Proof of Claim shall be deemed to have been submitted when mailed, if received with a postmark indicated on the envelope and if mailed by first-class mail (or more expedient means) and addressed in accordance with the instructions thereon.  In all other cases, the Proof of Claim shall be deemed to have been submitted when actually received by the Settlement Administrator.
(c)           Each Proof of Claim shall be submitted to and reviewed by the Settlement Administrator, under the supervision of Class Counsel, who shall determine in accordance with this Stipulation the extent, if any, to which each claim shall be allowed, subject to review by the Court pursuant to subparagraph (e) below.
(d)           Proofs of Claim that do not meet the requirements in subparagraphs (a) and (b) may be rejected.  Before rejecting a Proof of Claim, the Settlement Administrator shall communicate with the claimant in order to remedy any curable deficiencies in the Proof of Claim submitted.  The Settlement Administrator and Class Counsel may request such additional documentation as they deem necessary to determine a claim’s validity.  The Settlement Administrator, under supervision of Class Counsel, shall notify, in a timely fashion and in writing (the “Rejection Notice”), all claimants whose Proofs of Claim they propose to reject in whole or in part, setting forth the reasons therefor, and shall indicate in the Rejection Notice that the claimant whose claim is to be rejected has the right to a review by the Court if the claimant so desires and complies with the requirements of subparagraph (e) below.  Class Counsel shall have the right, but not the obligation, to waive what they deem to be formal or technical defects in any Proofs of Claim submitted, in the interests of achieving substantial justice.

(e)           If any claimant whose Proof of Claim has been rejected in whole or in part desires to contest such rejection, the claimant must, within twenty (20) days after the date of mailing of the Rejection Notice required in subparagraph (d) above, serve upon the Settlement Administrator a statement of the claimant’s grounds for contesting the rejection, along with any supporting documentation, and requesting a review thereof by the Court.  If a dispute concerning a claim cannot be otherwise resolved, Class Counsel shall promptly thereafter present the request for review to the Court; and
(f)           The administrative determinations of the Settlement Administrator accepting and rejecting claims shall be presented to the Court for review.
30.      Each claimant shall be determined to have submitted to the jurisdiction of the Court with respect to the claim submitted, and the claim will be subject to investigation and discovery under the Court’s Rules, provided that such investigation and discovery shall be limited to that claimant’s status as a Class Member and the validity and amount of the claim.  No discovery shall be allowed on the merits of the Consolidated Action or Settlement in connection with the processing of the Proofs of Claim.

31.      The Court’s approval or rejection of the claims in the Class Distribution Order and payments pursuant thereto shall be deemed final and conclusive as to the Class Members.  All Class Members whose claims are not approved by the Court (including, without limitation, any Class Member who does not submit a Proof of Claim) shall be barred from participating in distributions from the Net Settlement Fund, but otherwise shall be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment to be entered in the Consolidated Action and the releases provided for herein, and will be barred from bringing or prosecuting any action against the Released Parties concerning the Released Claims.
32.      All proceedings with respect to the administration, processing and determination of claims and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of claims, shall be subject to the jurisdiction of the Court.
33.      The Net Settlement Fund shall be distributed to Authorized Claimants only after the Effective Date and after: (i) all matters with respect to attorneys’ fees, costs, and disbursements have been resolved by the Court, and all appeals therefrom have been resolved or the time therefor has expired; (ii) all costs of administration, Taxes and Tax Expenses have been paid or reserved; (iii) the Court has entered the Class Distribution Order; (iv) all claimants whose claims have been rejected or disallowed, in whole or in part, have been notified and provided the opportunity to be heard concerning such rejection or disallowance; and (v) all objections with respect to all rejected or disallowed claims have been resolved by the Court, and all appeals therefrom have been resolved or the time therefor has expired (the “Distribution Time”).
34.      At the Distribution Time, Class Counsel shall direct the Settlement Administrator to make distributions from the Net Settlement Fund to each Authorized Claimant in accordance with the Class Distribution Order.

35.      This is not a claims-made settlement.  Upon the occurrence of the Effective Date, none of the Defendants, nor any person or entity who or which paid any portion of the Settlement Fund on their behalf, shall have any right to the return of the Settlement Fund or any portion thereof, irrespective of the number of claims filed, the number of Eligible Shares (as defined in the Plan of Allocation) of Authorized Claimants, or the amounts to be paid to Authorized Claimants from the Net Settlement Fund.
36.      After reasonable and diligent efforts have been made to distribute the Net Settlement Fund to Authorized Claimants, any balance remaining in the Net Settlement Fund six (6) months after the distribution shall, if economically feasible, be reallocated to Authorized Claimants who have cashed their distribution check under the same terms as the Plan of Allocation.  Thereafter, any balance remaining in the Net Settlement Fund shall be paid to the Delaware Combined Campaign for Justice.  Class Counsel, and its agents, shall be solely responsible for obtaining Court approval of, and for making, payment of any such balance.
M.	Miscellaneous Provisions
37.      All of the Exhibits referred to herein shall be incorporated by reference as though fully set forth herein.
38.      Each Defendant contributing to the Settlement Amount warrants as to himself or itself that, as to the payments made by or on behalf of him or it, at the time of such payment that the Defendant made or caused to be made pursuant to Paragraph 4 above, he or it was not insolvent, nor did nor will the payment required to be made by or on behalf of him or it render such Defendant insolvent, within the meaning of and/or for the purposes of the United States Bankruptcy Code, including §§ 101 and 547 thereof.  This warranty is made by each such Defendant and not by such Defendant’s counsel.

39.      If a case is commenced in respect of any Defendant contributing to the Settlement Amount (or any insurer contributing funds to the Settlement Amount on behalf of any Defendant) under Title 11 of the United States Code (Bankruptcy), or a trustee, receiver, conservator, or other fiduciary is appointed under any similar law, and in the event of the entry of a final order of a court of competent jurisdiction determining the transfer of money to the Settlement Fund or any portion thereof by or on behalf of such Defendant to be a preference, voidable transfer, fraudulent transfer or similar transaction and any portion thereof is required to be returned, and such amount is not promptly deposited to the Settlement Fund by others, then, at the election of Class Counsel, Plaintiffs and Defendants shall jointly move the Court to vacate and set aside the releases given and Judgment entered in favor of the Defendants pursuant to this Stipulation, which releases and Judgment shall be null and void, and the Parties to this Stipulation shall be restored to their respective positions in the Consolidated Action as of April 5, 2012, and any cash amounts in the Settlement Fund shall be returned as provided in Paragraph 16 above.
40.      This Stipulation may be amended or modified only by a written instrument signed by counsel for all Parties or their successors.
41.      The Parties represent and agree that the terms of the Settlement were negotiated at arm’s length and in good faith by the Parties, and reflect a settlement that was reached voluntarily based upon adequate information and sufficient discovery and after consultation with experienced legal counsel.  Plaintiffs and Defendants agree not to assert in any forum that this Action was brought by Plaintiffs or defended by Defendants in bad faith or without a reasonable basis.

42.      Each Party denies any and all allegations of wrongdoing, fault, liability or damage in the Action.  The Parties covenant and agree that neither this Stipulation, nor the fact or any terms of the Settlement, is evidence, or an admission or concession by any Party in the Consolidated Action, any signatory hereto or any Released Party, of any fault, liability or wrongdoing whatsoever, as to any facts or claims alleged or asserted in the Consolidated Action (or any of the constituent actions that comprise it), or any other actions or proceedings.  This Stipulation is not a finding or evidence of the validity or invalidity of any claims or defenses in the Consolidated Action or any wrongdoing by any of the Defendants or any damages or injury to any Class Members.  Neither this Stipulation, nor any of the terms and provisions of this Stipulation, nor any of the negotiations or proceedings in connection therewith, nor any of the documents or statements referred to herein or therein, nor the Settlement, nor the fact of the Settlement, nor the settlement proceedings, nor any statements in connection therewith, (a) shall (i) be argued to be, used or construed as, offered or received in evidence as, or otherwise constitute an admission, concession, presumption, proof, evidence, or a finding of any liability, fault, wrongdoing, injury or damages, or of any wrongful conduct, acts or omissions on the part of any of the Released Parties, or of any infirmity of any defense, or of any damage to any Plaintiff or Class Member, (ii) otherwise be used to create or give rise to any inference or presumption against any of the Released Parties concerning any fact alleged or that could have been alleged, or any claim asserted or that could have been asserted in the Consolidated Action, or of any purported liability, fault, or wrongdoing of the Released Parties or of any injury or damages to any person or entity, or (iii) be offered or received against Plaintiffs or any of the other Settlement Class Members as evidence of any infirmity in the claims of Plaintiff or the other Settlement Class Members or offered or received as an admission, concession, or presumption that any of their claims are without merit or that damages recoverable under the complaints would not have exceeded the Settlement Amount; or (b) otherwise be admissible, referred to or used in any proceeding of any nature, for any purpose whatsoever; provided, however, that the Stipulation and/or Judgment may be introduced in any proceeding, whether in the Court or otherwise, as may be necessary to argue that the Stipulation and/or Judgment has res judicata, collateral estoppel or other issue or claim preclusion effect or to otherwise consummate or enforce the Settlement and/or Judgment.

43.      To the extent permitted by law, all agreements made and orders entered during the course of the Consolidated Action relating to the confidentiality of documents or information shall survive this Stipulation.
44.      The waiver by any Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of that or any other prior or subsequent breach of any provision of this Stipulation by any other Party.
45.      This Stipulation and the Exhibits constitute the entire agreement between the Plaintiffs, on the one hand, and the Defendants, on the other hand, and supersede any prior agreements among Plaintiffs, on the one hand, and Defendants, on the other hand with respect to the subject matter hereof.  No representations, warranties or inducements have been made to or relied upon by any Party concerning this Stipulation or its Exhibits, other than the representations, warranties and covenants expressly set forth in such documents.
46.      This Stipulation may be executed in one or more counterparts, including by facsimile and electronic mail.
47.       The Parties and their respective counsel of record agree that they will use their best efforts to obtain all necessary approvals of the Court required by this Stipulation (including, but not limited to, using their best efforts to resolve any objections raised to the Settlement).

48.      The Parties agree to cooperate with Class Counsel, their agents, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this Stipulation.
49.      Plaintiffs and Class Counsel represent and warrant that Plaintiffs are members of the Settlement Class and that none of Plaintiffs’ claims or causes of action referred to in this Stipulation have been assigned, encumbered, or otherwise transferred in any manner in whole or in part.
50.      Each counsel signing this Stipulation represents and warrants that such counsel has been duly empowered and authorized to sign this Stipulation on behalf of his or her clients.
51.      This Stipulation shall be binding upon and shall inure to the benefit of the Parties and the Settlement Class (and, in the case of the releases, all Released Parties) and the respective legal representatives, heirs, executors, administrators, transferees, successors and assigns of all such foregoing persons or entities and upon any corporation, partnership, or other entity into or with which any party may merge, consolidate or reorganize.
52.      This Stipulation, the Settlement, and any and all disputes arising out of or relating in any way to this Stipulation or Settlement, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles.  Any action or proceeding arising out of or relating in any way to this Stipulation or the Settlement, or to enforce any of the terms of the Stipulation or Settlement, shall (i) be brought, heard and determined exclusively in the Court, which shall retain jurisdiction over the Parties and all such disputes (provided that, in the event that subject matter jurisdiction is unavailable in the Court, then any such action or proceeding shall be brought, heard and determined exclusively in any other state or federal court sitting in Wilmington, Delaware) and (ii) shall not be litigated or otherwise pursued in any forum or venue other than the Court (or, if subject matter jurisdiction is unavailable in the Court, then in any forum or venue other than any other state or federal court sitting in Wilmington, Delaware).    Each Party hereto (1) consents to personal jurisdiction in any such action (but in no other action) brought in this Court; (2) consents to service of process by registered mail upon such party and/or such Party’s agent; (3) waives any objection to venue in this Court and any claim that Delaware or this Court is an inconvenient forum; and (4) EXPRESSLY WAIVES ANY RIGHT TO DEMAND A JURY TRIAL AS TO ANY DISPUTE DESCRIBED IN THIS PARAGRAPH.

Of Counsel:

Gary A. Bornstein
Kevin J. Orsini
Cravath Swaine & Moore llp
Worldwide Plaza
825 Eighth Avenue
New York, New York  10019-7475
Attorneys for Defendants Edward A. Fox, Steven A. Hirsh, James M. Litvack, James N. Meehan and Philip R. O’Connor

/s/ William J. Lafferty
William J. Lafferty (#2755)
Kevin M. Coen (#4775)
Bradley D. Sorrels (#5233)
Morris, Nichols, Arsht & Tunnell llp
1201 North Market Street
P.O. Box 1347
Wilmington, Delaware  19899
(302) 658-9200

Attorneys for Defendants Delphi Financial Group, Inc., Kevin R. Brine, Edward A. Fox, Steven A. Hirsh, James M. Litvack, James N. Meehan, Philip R. O’Connor and Robert F. Wright

Of Counsel: Lawrence B. Friedman Christopher P. Moore Andrew Weaver Sara A. Sanchez Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000
/s/ Matthew E. Fischer
Donald J. Wolfe, Jr. (#285)
Matthew E. Fischer (#3092)
Berton W. Ashman, Jr. (#4681)
Matthew F. Davis (#4696)
Potter Anderson & Corroon LLP
1313 North Market Street, 6th Floor
P. O. Box 951
Wilmington, Delaware 19899
(302) 984-6000

Attorneys for Defendant Robert Rosenkranz

/s/ Bradley R. Aronstam
Collins J. Seitz, Jr. (#2237)
Bradley R. Aronstam (#5129)
S. Michael Sirkin (#5389)
Seitz Ross Aronstam & Moritz LLP
100 S. West Street, Suite 400
Wilmington, Delaware 19801
(302) 576-1600

Attorneys for Defendants Donald A. Sherman and Stephan A. Kiratsous

/s/ Andre G. Bouchard Andre G. Bouchard (#2504) Bouchard Margules & Friedlander, P.A. 222 Delaware Avenue, Suite 1400 Wilmington, Delaware 19801 (302) 573-3500 Attorneys for Defendant Chad W. Coulter

Of Counsel: Brian T. Frawley Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000
/s/ Kevin M. Gallagher
Raymond J. DiCamillo (#3188)
Kevin M. Gallagher (#5337)
Richards, Layton & Finger, P.A.
920 North King Street
Wilmington, Delaware  19899
(302) 651-7700

Attorneys for Defendants Tokio Marine Holdings Inc. and TM Investment (Delaware) Inc.

Of Counsel: Mark Lebovitch Ann Lipton Jeremy Friedman Bernstein Litowitz Berger & Grossmann llp 1285 Avenue of the Americas New York, New York 10019 (212) 554-1400
/s/ Cynthia A. Calder
Stuart M. Grant (#2526)
Cynthia A. Calder (#2978)
Grant & Eisenhofer P.A.
123 Justison Street
Wilmington, Delaware  19801
(302) 622-7000

Co-Lead Counsel for Plaintiffs and the Settlement Class

Co-Lead Counsel for Plaintiffs and the Settlement Class

Samuel H. Rudman
Joseph Russello
Mark S. Reich
Christopher M. Barrett
Robbins Geller Rudman & Dowd LLP
58 South Service Road, Suite 200
Melville, New York
(631) 367-7100

/s/ Paul A. Fioravanti, Jr.

Michael Hanrahan (#941)
Bruce E. Jameson (#2931)
Paul A. Fioravanti, Jr. (#3808)
Laina M. Herbert (#4717)
Prickett, Jones & Elliott, P.A.
1310 North King Street
Wilmington, Delaware 19801
(302) 888-6500

Co-Lead Counsel for Plaintiffs and the Settlement Class

Randall J. Baron Robbins Geller Rudman & Dowd LLP 655 West Broadway, Suite 1900 San Diego, California 92101 (619) 231-1058 Co-Lead Counsel for Plaintiffs and the Settlement Class

Marc A. Topaz
Lee D. Rudy
Michael C. Wagner
J. Daniel Albert
Kessler Topaz Meltzer & Check, LLP
280 King of Prussia Road
Radnor, Pennsylvania 19087
(610) 667-7706

Co-Lead Counsel for Plaintiffs and the Settlement Class

Dated: May 14, 2012

Exhibit A

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE DELPHI FINANCIAL GROUP SHAREHOLDERS LITIGATION	) )	CONSOLIDATED C.A. No. 7144-VCG

SCHEDULING ORDER

The parties to the above-captioned action (the “Action” or the “Delaware Action”) having applied pursuant to Delaware Court of Chancery Rule 23(e) for an order approving the settlement of the Action in accordance with the Stipulation and Agreement of Compromise and Settlement entered into by the parties on May 14, 2012 (the “Stipulation”), and for dismissal of the Action on the merits with prejudice upon the terms and conditions set forth in the Stipulation (the “Settlement”); the Stipulation contemplating certification by this Court of a Settlement Class in the Action; and the Court having read and considered the Stipulation and accompanying documents; and all parties having consented to the entry of this Order,
NOW, THEREFORE, this __ day of _______, 2012, upon application of the parties, IT IS HEREBY ORDERED that:
1.           Except for terms defined herein, the Court adopts and incorporates the definitions in the Stipulation for purposes of this Order.
2.           For purposes of settlement only, the Action shall be maintained as a non-opt out class action under Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2) on behalf of the following class (the “Settlement Class”):

Any and all record and beneficial holders of Delphi Class A common stock at any time between and including July 20, 2011 and the Merger Date (regardless of the date of purchase), and any and all holders of Options as of the Merger Date and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, in such capacity only, including, as for all of those listed above, any and all of their respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, assigns or transferees, immediate and remote in their capacities as such only, but excluding all current and former Defendants; the members of each of the current and former Defendant’s Immediate Family; the respective directors, parents, and subsidiaries of Delphi and TMH; any firm, trust, corporation or other entity in which any Defendant during the Settlement Class Period had a controlling interest; the Rosenkranz Affiliated Entities; the record or beneficial, direct or indirect, holders of Class B Shares as of the Merger Date; and the legal representatives, heirs, successors in interest or assigns of any such excluded party.

3.           The Court preliminarily appoints the Plaintiffs as class representatives for the Settlement Class.  The Court preliminarily appoints Class Counsel (as defined in the Stipulation) as counsel for the Settlement Class.
4.           A hearing (the “Settlement Hearing”) will be held on ____________ __, 2012 at ____ _.m., in the Court of Chancery (the “Court”) in the Sussex County Courthouse, 34 The Circle, Georgetown, Delaware 19947, to:  (a) determine whether the preliminary certifications herein should be made final; (b) determine whether Plaintiffs and Class Counsel have adequately represented the interests of the Settlement Class in the Action; (c) determine whether the Court should approve the Settlement as fair, reasonable and adequate and in the best interests of the Settlement Class; (d) determine whether final judgment should be entered dismissing the Action and the Released Claims as to the Released Parties with prejudice as against Plaintiffs and other members of the Settlement Class, releasing the Released Claims, and barring and enjoining prosecution of any and all Released Claims against the Released Parties (as provided in the Stipulation); (e) hear and determine any objections to the Settlement, the proposed Plan of Allocation, or the application of Class Counsel for an award of attorneys’ fees and expenses; (f) consider the application by Class Counsel for attorneys’ fees and expenses; (g) consider final approval of the proposed Plan of Allocation; and (h) rule on such other matters as the Court may deem appropriate.

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5.           The Court may adjourn and reconvene the Settlement Hearing, including the consideration of the application for attorneys’ fees, without further notice to Class Members other than by oral announcement at the Settlement Hearing or any adjournment thereof.
6.           The Court may approve the Settlement, according to the terms and conditions of the Stipulation, as it may be modified by the parties thereto, with or without further notice to Class Members.  Further, the Court may render its final judgment dismissing the Action and the Released Claims against the Released Parties with prejudice (as provided in the Stipulation), approving the release by Plaintiffs and the other members of the Settlement Class of the Released Claims against the Released Parties, and ordering the payment of attorneys’ fees and expenses, all without further notice.
7.           The Court approves, in form and substance, the Notice of Proposed Settlement of Class Action, Settlement Hearing, and Right to Appear (the “Notice”) substantially in the form attached as Exhibit B to the Stipulation, the Proof of Claim (the “Proof of Claim”) substantially in the form attached as Exhibit C to the Stipulation, and the Summary Notice of Proposed Settlement of Class Action, Settlement Hearing, and Right to Appear (the “Summary Notice”) substantially in the form attached as Exhibit D to the Stipulation.  The Court finds the mailing of the Notice and Proof of Claim in substantially the manner set forth in paragraph 9 of this Order and the publication of the Summary Notice in substantially the manner set forth in paragraph 10 of this Order constitute the best notice practicable under the circumstances to all persons entitled to such notice of the Settlement Hearing and the proposed Settlement, and meets the requirements of Court of Chancery Rule 23 and of due process.
8.           Class counsel are hereby authorized to retain A.B. Data Ltd. as the Settlement Administrator to supervise and administer the notice procedure and the processing of Claims as set forth in the Stipulation and this Scheduling Order.
9.           No later than thirty (30) days from the later of (1) the date of entry of this Scheduling Order or (2) the Merger Date, and at least sixty (60) days before the Settlement Hearing, Class Counsel and the Settlement Administrator shall cause the Notice to be mailed by United States mail, first class, postage pre-paid, to each person who is shown on the records of Delphi, its successors in interest or their respective transfer agents, to be a record owner of any shares of Class A common stock of Delphi (the “Shares”) at any time between and including July 20, 2011 and the Merger Date (as defined in the Stipulation) and any and all holders of Options (as defined in the Stipulation) as of the Merger Date, at his, her or its last known address appearing in the stock transfer records maintained by or on behalf of Delphi.  Within ten (10) business days after the later of: (1) the date of entry of this Scheduling Order; or (2) the Merger Date, Delphi or its successor shall provide or cause to be provided to the Settlement Administrator relevant lists of Delphi’s stockholders and option holders of Class A common stock (consisting of names and addresses), in electronic form suitable to the Settlement Administrator.  Class Counsel and the Settlement Administrator shall enclose a Proof of Claim, substantially in the form attached as Exhibit C to the Stipulation, with each such Notice mailed and make copies of the Proof of Claim form available for downloading from their respective websites.  All record holders in the Settlement Class who were not also the beneficial owners of any Shares or Options held by them of record shall be directed in the Notice to forward the Notice to such beneficial owners of those Shares or Options.  Class Counsel and the Settlement Administrator shall use reasonable efforts to give notice to such beneficial owners by causing additional copies of the Notice (a) to be made available to any record holder who, prior to the Settlement Hearing, requests the same for distribution to beneficial owners, or (b) to be mailed to beneficial owners whose names and addresses are received from record owners.

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10.           No later than ten (10) business days from the mailing of the Notice, Class Counsel and the Settlement Administrator shall cause the Summary Notice to be published once in the national edition of a business newspaper and once over the BusinessWire or PR Newswire.
11.           At least twenty (20) business days before the date of the Settlement Hearing, Class Counsel shall file with the Court proof of mailing of the Notice and Proof of Claim and proof of publication of the Summary Notice.
12.           At least twenty (20) business days prior to the Settlement Hearing, the parties shall file any opening briefs in support of the proposed Settlement, and Class Counsel shall file their application for an award of attorneys’ fees and expenses, including any supporting affidavits (“Fee Application”).  Any objections to the Settlement, the Plan of Allocation or the Fee Application, and any opposition by any of the Defendants, must be served no later than ten (10) business days before the date of the Settlement Hearing.  Reply briefs in further support of the Settlement and/or the Fee Application and/or in response to timely filed objections shall be filed no later than three (3) business days before the date of the Settlement Hearing.
13.           In order to be entitled to participate in the Settlement, each Class Member must submit a properly executed Proof of Claim to the Settlement Administrator, at the Post Office Box indicated in the Notice, no later than 75 days after the date of mailing of the Notice.
14.           At the Settlement Hearing, any Class Member who desires to do so may appear personally or by counsel, and show cause, if any, why the Settlement Class should not be permanently certified, pursuant to Court of Chancery Rule 23(b)(1) and (2); why the settlement of the Action in accordance with and as set forth in the Stipulation should not be approved as fair, reasonable and adequate and in the best interests of the Settlement Class; why the Judgment should not be entered in accordance with and as set forth in the Stipulation; why the Plan of Allocation should not be approved as fair and reasonable; or why the Court should not grant an award of reasonable attorneys’ fees and expenses to Class Counsel for their services and expenses incurred in the Action; provided, however, that unless the Court in its discretion otherwise directs, no Class Member, or any other person, shall be entitled to contest the approval of the terms and conditions of the Settlement or (if approved) the Judgment to be entered thereon, the Plan of Allocation, or the allowance of fees and expenses to Class Counsel, and no papers, briefs, pleadings or other documents submitted by any Class Member or any other person (excluding a party to the Stipulation) shall be received or considered, except by order of the Court for good cause shown, unless, no later than ten (10) business days prior to the Settlement Hearing, such person files with the Register in Chancery, Court of Chancery, 34 The Circle, Georgetown, DE  19947, and serves upon the attorneys listed below: (a) a written notice of intention to appear that includes such person’s name and address; (b) proof of membership in the Settlement Class; (c) a detailed statement of objections to any matter before the Court; and (d) the grounds therefor or the reasons for wanting to appear and be heard, as well as all documents or writings the Court shall be asked to consider.  These writings must also be served, on or before such filing with the Court, by hand or overnight mail upon the following attorneys:

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Stuart M. Grant, Esq. Grant & Eisenhofer P.A. 123 Justison Street Wilmington, Delaware 19801	William Lafferty, Esq. Morris Nichols Arsht & Tunnell LLP 1201 North Market Street P.O. Box 1347 Wilmington, Delaware 19899

Mark Lebovitch, Esq. Bernstein Litowitz Berger & Grossmann LLP 1285 Avenue of the Americas New York, New York 10019	Matthew Fischer, Esq. Potter Anderson & Corroon LLP Hercules Plaza 1313 North Market Street, 6th Floor Wilmington, Delaware 19801

Joseph Russello, Esq. Robbins Geller Rudman & Dowd LLP 58 South Service Road, Suite 200 Melville, New York 11747	Raymond J. DiCamillo, Esq. Richards, Layton & Finger, P.A. One Rodney Square 920 North King Street Wilmington, Delaware 19801

Michael Hanrahan, Esq. Prickett, Jones & Elliott, P.A. 1310 N. King Street P.O. Box 1328 Wilmington, Delaware 19899	Collins J. Seitz, Jr., Esq. Seitz Ross Aronstam & Moritz LLP 100 S. West Street, Suite 400 Wilmington, Delaware 19801

Michael C. Wagner, Esq. Kessler Topaz Meltzer & Check, LLP 280 King of Prussia Road Radnor, Pennsylvania 19087	Andre G. Bouchard, Esq. Bouchard Margules & Friedlander, P.A. 222 Delaware Avenue, Suite 1400 Wilmington, Delaware 19801

15.           Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding.  Class Members who do not object need not appear at the Settlement Hearing or take any other action to indicate their approval.

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16.           All funds held in the Account shall be deemed and considered to be in custodia legis and shall remain subject to the jurisdiction of the Court until such time as such funds shall be distributed pursuant to the Stipulation and/or further order of the Court.
17.           All proceedings in the Action, other than proceedings as may be necessary to carry out the terms and conditions of the Stipulation, are hereby stayed and suspended until further order of this Court.

Vice Chancellor

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Exhibit B

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE DELPHI FINANCIAL GROUP SHAREHOLDERS LITIGATION	) )	CONSOLIDATED C.A. No. 7144-VCG

NOTICE OF PROPOSED SETTLEMENT OF CLASS ACTION, SETTLEMENT
HEARING, AND RIGHT TO APPEAR

TO:
ANY AND ALL RECORD AND BENEFICIAL HOLDERS OF DELPHI FINANCIAL GROUP, INC. (“DELPHI”) CLASS A COMMON STOCK AT ANY TIME BETWEEN AND INCLUDING JULY 20, 2011 AND THE MERGER DATE, AND/OR HOLDERS OF CERTAIN VESTED OPTIONS TO PURCHASE SHARES OF DELPHI CLASS A COMMON STOCK AS OF THE MERGER DATE.

THIS NOTICE EXPLAINS IMPORTANT RIGHTS YOU MAY HAVE, INCLUDING YOUR POSSIBLE RIGHT TO RECEIVE CASH FROM THE FUND CREATED AS A RESULT OF THE SETTLEMENT OF THE ABOVE-CAPTIONED CONSOLIDATED SHAREHOLDER CLASS ACTION LAWSUIT (THE “ACTION”).  YOUR LEGAL RIGHTS WILL BE AFFECTED WHETHER OR NOT YOU ACT.  PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY!

Plaintiffs and Court-appointed class representatives Pontiac General Employees Retirement System, KBC Asset Management N.V., Cleveland Bakers and Teamsters Health & Welfare Fund, and Oklahoma Firefighters Pension and Retirement System (collectively, “Plaintiffs” or “Class Representatives”), on behalf of themselves and the Settlement Class (as defined in Paragraph 35 below), have reached a proposed settlement of the Action for $49 million in cash (the “Settlement”).  If approved by the Court of Chancery of the State of Delaware (the “Court”), the Settlement will resolve all claims in the Action.

If you are a nominee who held Delphi Class A common stock for the benefit of another, please read the section below entitled “Notice to Persons or Entities Holding Record Ownership on Behalf of Others.”

Members of the Settlement Class are referred to in this Notice as “Class Members.”

YOUR LEGAL RIGHTS AND OPTIONS IN THE SETTLEMENT:
ACTIONS YOU MAY PURSUE	EFFECT OF TAKING THIS ACTION
FILE A PROOF OF CLAIM BY [NO LATER THAN 75 DAYS AFTER MAILING], 2012 TO DETERMINE WHETHER YOU ARE ENTITLED TO RECEIVE MONEY.
This is the only way to get a payment from the Settlement.  If you wish to obtain a payment as a Class Member, you will need to file a Proof of Claim form (which is included with this Notice) postmarked no later than ___________, 2012.

OBJECT TO THE SETTLEMENT BY SUBMITTING WRITTEN OBJECTIONS SO THAT THEY ARE RECEIVED NO LATER THAN [15 BUSINESS DAYS PRIOR TO THE SETTLEMENT HEARING], 2012.
Write to the Court and explain why you do not like the proposed Settlement, the proposed Plan of Allocation, and/or the application for attorneys’ fees and expenses.  You cannot object to the Settlement unless you are a Class Member.

GO TO THE HEARING ON ___________, 2012 AT __:__ __.M., AND FILE A NOTICE OF INTENTION TO APPEAR SO THAT IT IS RECEIVED NO LATER THAN [15 BUSINESS DAYS PRIOR TO THE SETTLEMENT HEARING], 2012.	Ask to speak in the Court about the fairness of the Settlement, the proposed Plan of Allocation, and/or the application for attorneys’ fees and expenses.
DO NOTHING.	Get no payment.

WHAT THIS NOTICE CONTAINS

Why Did I Get This Notice?	Page __
What Is This Case About? What Has Happened So Far? What Are The Reasons For The Settlement?	Page __
What Are The Terms of the Settlement?	Page __
How Do I Know If I Am Affected By The Settlement?	Page __
How Much Will My Payment Be?	Page __
What Rights Are Being Compromised By The Settlement?	Page __
What Payment Are The Attorneys For The Settlement Class Seeking? How Will The Lawyers Be Paid?	Page __
How Do I Participate In The Settlement? What Do I Need To Do?	Page __
When And Where Will The Court Decide Whether To Approve The Settlement? Do I Have To Come To The Hearing?	Page __
May I Speak At The Hearing If I Don’t Like The Settlement?	Page __
Can I See The Court of Chancery File? Whom Should I Contact If I Have Questions?	Page __
Notice To Persons Or Entities Holding Record Ownership On Behalf of Others.	Page __

WHY DID I GET THIS NOTICE

1. This Notice is being sent to you pursuant to an Order of the Court because you or someone in your family may have held Delphi Class A common stock during the period between and including July 20, 2011 and the Merger Date1 (the “Settlement Class Period”) or hold Options (defined in Paragraph 36 below) as of the Merger Date. The Court has directed us to send you this Notice because, as a potential Class Member, you have a right to know about your available options before the Court rules on the proposed Settlement of this Action. Additionally, you have the right to understand how a class action lawsuit may generally affect your legal rights. If the Court approves the Settlement, (a) this Action will be dismissed with prejudice, (b) Plaintiffs, on behalf of themselves and the Class Members, will be deemed to have released the “Released Claims” defined below, and (c) a settlement administrator selected by Class Representatives and approved by the Court will make payments pursuant to the Settlement after any objections and appeals are resolved.

1 The term “Merger Date” is defined in the Stipulation as the effective date of the Merger.

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2.           A class action is a type of lawsuit in which the claims of a number of individuals are resolved together, thus providing the class members with both consistency and efficiency.  In a class action lawsuit, the court selects one or more people, known as class representatives, to sue on behalf of all people with similar claims, commonly known as the class or the class members.  Once the class is certified, the Court must resolve all issues on behalf of the Class Members.  In the Action, the Court has directed that the Class Representatives (defined in Paragraph 5 below) and Class Counsel (defined in Paragraph 5 below) shall have primary responsibility for prosecuting all claims against Defendants on behalf of all Class Members that were or could have been asserted in connection with the transactions that gave rise to the Action.

3.           The court in charge of this case is the Court of Chancery of the State of Delaware, and the case is known as In re Delphi Financial Group Shareholder Litigation, Consolidated C.A. No. 7144-VCG.  The judge presiding over this case is Vice Chancellor Samuel Glasscock, III.  The people who are suing are called plaintiffs, and those who are being sued are called defendants.  In this case, the Plaintiffs, on behalf of themselves and the Settlement Class, are suing Delphi, Robert Rosenkranz (“Rosenkranz”), Kevin R. Brine (“Brine”), Edward A. Fox, Steven A. Hirsh, James M. Litvack, James N. Meehan, Philip R. O’Connor, Robert F. Wright, Donald A. Sherman (“Sherman”), Stephan A. Kiratsous (“Kiratsous”), Chad W. Coulter (“Coulter”) (collectively, the “Delphi Defendants”), Tokio Marine Holdings Inc. and TM Investment (Delaware) Inc. (collectively, “TMH,” and, together with the Delphi Defendants, “Defendants”).2

4.           This Notice explains the lawsuit, the Settlement, your legal rights, what benefits are available, who is eligible for them, and how to get them.  The purpose of this Notice is to inform you of this case, that it is a class action, and how you might be affected.  It also is being sent to inform you of the terms of the proposed Settlement, and of a hearing regarding the Settlement to be held by the Court (the “Settlement Hearing”).

5.           The Settlement Hearing will be held in the Court of Chancery Courthouse, 34 The Circle, Georgetown, Delaware 19947, on ______________, 2012, at __:__ _.m. (the “Settlement Hearing”) to (a) determine whether the Settlement Class should be certified permanently, for Settlement purposes, pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2); (b) determine whether Plaintiffs Pontiac General Employees Retirement System (“Pontiac”), KBC Asset Management N.V. (“KBC”), Cleveland Bakers and Teamsters Health & Welfare Fund (“Cleveland Bakers”), and Oklahoma Firefighters Pension and Retirement System (“Oklahoma Firefighters”), may be finally designated as Class Representatives for the Settlement Class, with the law firms of Grant & Eisenhofer, P.A., Bernstein Litowitz Berger & Grossmann, LLP, Robbins Geller Rudman & Dowd LLP, Prickett, Jones & Elliott, P.A. and Kessler Topaz Meltzer & Check, LLP, as class counsel for the Settlement Class (“Class Counsel”), and whether such Class Representatives and Class Counsel have adequately represented the interests of the Settlement Class in the Action; (c) determine whether the terms and conditions of the Stipulation and Agreement of Compromise and Settlement, dated as of May 14, 2012 entered into by Plaintiffs and Defendants (the “Settlement Agreement” or the “Stipulation”), are fair, reasonable and adequate and in the best interests of the members of the Settlement Class and should be approved by the Court; (d) determine whether the Judgment (defined in Paragraph 38 below) should be entered dismissing the Action and the Released Claims (defined in Paragraph 41 below) as to the Released Parties (defined in Paragraph 40 below) with prejudice as against the Class Representatives and the Class Members, releasing the Released Claims, and barring and enjoining prosecution of any and all Released Claims; (e) hear and rule on any objections to the Settlement; (f) consider final approval of the proposed Plan of Allocation set forth in Paragraph 37 below; (g) consider the application of Class Counsel (on behalf of all plaintiffs’ counsel) for an award of attorneys’ fees and expenses, and any objections thereto; and (h) rule on other such matters as the Court may deem appropriate.

2 Harold F. Ilg, Delphi’s Executive Vice President, Business Development, and a member of its board of directors, was initially named as a defendant in the Action, but he retired from those positions in January 2012. Accordingly, Plaintiffs stipulated to dismiss the Action as against him.

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6.           This Notice does not express any opinion by the Court concerning the merits of any claim in the Action, and the Court still has to decide whether to approve the Settlement.  If the Court approves the Settlement, payments to Authorized Claimants (defined in Paragraph 37 below) will be made after any objections and appeals are resolved, and after the completion of all claims processing.  Please be patient.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR? WHAT ARE THE REASONS FOR THE SETTLEMENT?

THE DESCRIPTION OF THE ACTION AND SETTLEMENT WHICH FOLLOWS HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES.  THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.

7.           On July 20, 2011, TMH’s financial advisor contacted Robert Rosenkranz, Delphi’s Chairman, Chief Executive Officer and controlling shareholder, to express TMH’s interest in acquiring Delphi.  Delphi’s Board of Directors (the “Board”) authorized preliminary discussions with TMH, and, thereafter, senior management from Delphi and TMH had general discussions regarding a potential merger.  On September 12, 2011, TMH’s financial advisor indicated to Rosenkranz that TMH was prepared to pay $45 per share to acquire Delphi.

8.           Delphi’s Certificate of Incorporation (the “Charter”) provided that “in the case of any distribution or payment . . . on Class A Common Stock or Class B Common Stock upon the consolidation or merger of the Corporation with or into any other corporation . . . such distribution payment shall be made ratably on a per share basis among the holders of the Class A Common Stock and Class B Common Stock as a single class.”  At a special meeting of the Board that was convened on September 16, 2011 to discuss TMH’s indication of interest, Rosenkranz communicated that he was not willing to sell his own shares at $45 per share, but recognized that it could be an attractive offer for the Class A stockholders.  Because the Board considered that TMH’s $45 offer was an opportunity for the Class A shareholders and because no deal could happen without Rosenkranz’s support, the Board considered a potential transaction in which the Class B shares would receive additional consideration.  Such a transaction would require the Class A stockholders to approve an amendment to Delphi’s Charter.

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9.           The Board formed a special committee of directors (the “Special Committee”) to oversee negotiations with TMH on behalf of Delphi’s public Class A shareholders.  In turn, the Special Committee formed a sub-committee of directors on the Special Committee (the “Sub-Committee”) to handle discussions with Rosenkranz concerning whether and to what extent he would receive differential consideration for his Class B shares or on any other issue relating to the Class B stockholders being treated in any way different from the Class A stockholders in the potential transaction with TMH or any alternative transaction.  The Board conditioned its approval of a transaction on a favorable recommendation by the Special Committee, and the Special Committee conditioned its approval on the favorable recommendation of the Sub-Committee.

10.           On December 20, 2011, the Sub-Committee, the Special Committee and the Board each approved Delphi’s entry into an agreement and plan of merger with TMH, pursuant to which, among other things: (i) Delphi would merge with and into a wholly-owned subsidiary of TMH; (ii) each share of Delphi’s Class A common stock would be converted into the right to receive $43.875 in cash; (iii) each share of Delphi’s Class B common stock would be converted into the right to receive $52.875 in cash; and (iv) each share of Class A and B common stock would be entitled to receive a one-time dividend of $1 (all such transactions, collectively, the “Merger”).

11.           On December 21, 2011, Delphi and TMH executed the Agreement and Plan of Merger (“Merger Agreement”) and the other transaction documents associated with the Merger and issued a joint press release announcing the Merger.  The Merger was subject to approval by Delphi shareholders, including approval of the Merger by a majority of the unaffiliated Class A stockholders, and approval by a majority of Delphi’s Class A shareholders to amend the Charter to permit the payment of differential consideration to Delphi’s Class B shareholders in connection with the Merger.

12.           On December 22, 2011, plaintiff Pontiac filed a putative shareholder class action in this Court captioned Pontiac General Employees Retirement System v. Kevin R. Brine, et al., C.A. No. 7144-VCG (the “Pontiac Action”), alleging, among other things: (i) that the Board breached its fiduciary duties to Delphi’s public shareholders by approving the Merger, structuring the shareholder vote on the Merger in a coercive manner, and allowing Rosenkranz to receive differential consideration for his Class B shares; (ii) that Rosenkranz breached his fiduciary duties to Delphi’s public shareholders by improperly securing for himself a disproportionate amount of the Merger consideration for his Class B shares; and (iii) that TMH aided and abetted those breaches of fiduciary duty.  Plaintiff Pontiac sought, among other things, an injunction enjoining the Merger and rescinding any transactions contemplated by the Merger that might be consummated.

13.           On December 23, 2011, plaintiff KBC filed a putative shareholder class action in this Court under the caption KBC Asset Management NV v. Delphi Financial Group, Inc., et al., C.A. No. 7146-VCG (the “KBC Action”), alleging similar claims against the same defendants as the claims alleged and defendants named in the Pontiac Action, and seeking the same relief.

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14.           On December 27, 2011, plaintiff Pontiac filed a Motion for Preliminary Injunction and a Motion for Expedited Proceedings, together with an opening brief in support of the Motion for Expedited Proceedings (in which plaintiff KBC joined), in the Pontiac Action.  In the Motion for Expedited Proceedings, plaintiff Pontiac sought, among other things, expedited discovery in support of the claims alleged in the Pontiac Action and the scheduling of a hearing in connection with the Motion for Preliminary Injunction.

15.           On December 28, 2011, plaintiffs Pontiac and KBC jointly filed a Stipulation and [Proposed] Order for Consolidation and Appointment of Co-Lead Counsel, pursuant to which they sought, among other things, to consolidate the Pontiac and KBC Actions and any subsequently filed actions, and to appoint their counsel, Grant & Eisenhofer, P.A. (“G&E”), Bernstein Litowitz Berger & Grossmann LLP (“BLBG”) and Robbins Geller Rudman & Dowd LLP (“RGRD”) as Co-Lead Counsel.

16.           On December 29, 2011, plaintiff Cleveland Bakers filed a putative shareholder class action in this Court under the caption Cleveland Bakers and Teamsters Pension Fund v. Kevin R. Brine, et al., C.A. No. 7158-VCG (the “Cleveland Bakers Action”), alleging similar claims against the same defendants as the claims alleged and defendants named in the Pontiac and KBC Actions, and seeking the same relief.

17.           On January 3, 2012, plaintiffs Pontiac, KBC and Cleveland Bakers jointly filed an Amended Stipulation and [Proposed] Order for Consolidation and Appointment of Co-Lead Counsel, pursuant to which they sought, among other things, to consolidate the Pontiac, KBC and Cleveland Bakers Actions and any subsequently filed actions, and to appoint their counsel, G&E, BLBG and RGRD as Co-Lead Counsel.  On January 4, 2012, the Court consolidated the Pontiac, KBC and Cleveland Bakers Actions under the caption In re Delphi Financial Group Shareholder Litigation, Consolidated C.A. No. 7144-VCG (defined herein as the “Action”), and appointed G&E, BLBG and RGRD as Co-Lead Counsel.

18.           On January 5, 2012, plaintiff Oklahoma Firefighters filed a putative shareholder class action in this Court under the caption Oklahoma Firefighters Pension & Retirement System v. Brine, et al., C.A. No. 7162-VCG (the “Oklahoma Firefighters Action”), alleging similar claims against the same defendants as the claims alleged and defendants named in the Pontiac, KBC and Cleveland Bakers Actions and additionally alleging, among other things, that the Merger would effectuate the automatic conversion of the Class B shares into Class A shares pursuant to the Charter, and seeking substantially similar relief to that sought in the Pontiac, KBC and Cleveland Bakers Actions.  On January 9, 2012, the Court consolidated the Oklahoma Firefighters Action with the Action.

19.           Between January 9 and 27, 2012, plaintiff Oklahoma Firefighters, on one hand, and plaintiffs Pontiac, KBC and Cleveland Bakers, on the other, briefed plaintiff Oklahoma Firefighters’ motion to, among other things, vacate and/or modify the leadership structure of the Action.  On February 7, 2012, the Court rendered a decision on plaintiff Oklahoma Firefighters’ motion, and, on February 14, 2012, entered an Order modifying the leadership structure to add Prickett, Jones & Elliott, P.A. and Kessler Topaz Meltzer & Check, LLP, together, as a fourth Co-Lead Counsel.

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20.           On January 13, 2012, Delphi filed with the Securities and Exchange Commission (“SEC”) its preliminary proxy statement in connection with the Merger (the “Preliminary Proxy”).  On January 25, 2012, plaintiffs Pontiac, KBC and Cleveland Bakers filed a Verified Consolidated Amended Class Action Complaint (the “CAC”) that, among other things, incorporated the allegations of their initial complaints, included allegations based on certain documents reviewed during discovery, and alleged that the Preliminary Proxy contained material misrepresentations and/or failed to disclose material information.

21.           On January 30, 2012, Delphi announced that it had established March 13, 2012, as the date for a special meeting of its shareholders to consider and vote upon a proposal to adopt and approve the Merger Agreement and other proposals related to the Merger, including the proposed amendment of the Charter.

22.           On February 16, 2012, Plaintiffs filed a Verified Consolidated Second Amended Class Action Complaint that, among other things, incorporated the allegations of their initial complaints and the CAC; alleged an additional claim that Rosenkranz’s alleged maintenance of agreements to provide third-party investment management and similar services reduced the value of Delphi; and alleged additional claims against, and named as defendants, Coulter and Kiratsous and Sherman, each in his capacity as an officer.

23.           Plaintiffs assert that from late December through late February 2012, they, among other things: served and/or exchanged written discovery requests and responses and conducted third party document discovery; negotiated a schedule for the prosecution of the litigation; negotiated stipulations governing the handling of confidential documents and information and the scheduling and handling of expert depositions and submissions; produced, reviewed and analyzed documents; moved to compel the production of additional documents; successfully opposed a motion for a protective order to preclude a deposition from occurring; reviewed and analyzed privilege logs of producing parties; conducted depositions of seven fact witnesses; exchanged expert reports; and conducted and/or participated in expert depositions.

24.           On February 19, 2012, Plaintiffs filed a brief in support of their motion for a preliminary injunction.  On February 21, 2012, Delphi filed with the SEC its definitive proxy statement (the “Definitive Proxy”), which included certain information not included in the Preliminary Proxy.

25.           On March 6, 2012, the Court issued a written decision denying the Motion for Preliminary Injunction, but finding that Plaintiffs “are reasonably likely to be able to demonstrate at trial that in negotiating for disparate consideration and only agreeing to support the merger if he received it, Rosenkranz violated duties to the stockholders.”

26.           On March 13, 2012, Delphi held a special meeting of its shareholders at which they approved the Merger and the Charter amendment.

27.           Periodically during the litigation of the Action, the Parties engaged in discussions concerning a potential resolution of the case but were unable to reach agreement.  During the week of April 2, 2012, however, the Parties reached an agreement in principle to resolve the Action in exchange for the establishment by Defendants of a fund (as detailed below) in the amount of $49 million, which fund, plus any interest earned thereon, less any fee and expenses awarded to Plaintiffs’ counsel upon approval by the Court, taxes, and notice and administration expenses, shall be distributed to the members of the Settlement Class in accordance with the procedure set forth below.  On April 9, 2012, Delphi issued a press release announcing the Settlement, indicating that the Settlement is contingent upon, among other things, definitive documentation, completion of the Merger and approval by the Court.

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28.           Delphi has represented to Plaintiffs that as of the Merger Date, there will be approximately 3.5 million outstanding, fully vested options to purchase Class A common stock that were subject to time-based conditions and/or performance-based conditions and are not held by individuals or entities excluded from the Settlement Class.

29.           On May 14, 2012, the Parties entered into the Settlement Agreement, and on May __, 2012, the Court entered a Scheduling Order certifying the Settlement Class for purposes of the Settlement only, preliminarily certifying Plaintiffs as Class Representatives and Plaintiffs’ counsel as Class Counsel for the purposes of the Settlement only, directing this Notice to be sent to potential Class Members, and scheduling the Settlement Hearing to consider whether to grant final approval to the Settlement.

30.           The entry by the Class Representatives into the Settlement Agreement is not an admission as to the lack of any merit of any claims asserted in the Action.  Class Representatives’ counsel have conducted an investigation and pursued discovery relating to the claims and the underlying events and transactions alleged in the Action, have analyzed the evidence adduced during their investigation and through discovery, and have researched the applicable law with respect to the claims alleged in the Actions.  In negotiating and evaluating the terms of the Settlement Agreement, Class Representatives’ counsel considered the significant legal and factual defenses to Class Representatives’ claims, and have considered the expense, length and risk of pursuing their claims against Defendants through trial and appeals.  While Class Representatives were arguing that Rosenkranz had no right to receive additional consideration in the Merger; that even if he was entitled to receive anything additional, the amount he received was unreasonable; and that the overall consideration for the Class A shareholders was inadequate, Defendants vigorously argued that the consideration Rosenkranz received was appropriate under Delaware law; that the Special Committee was properly constituted, was independent from Rosenkranz, engaged independent legal and financial advisors and negotiated with TMH at arm’s length; that the Sub-Committee was properly constituted, was independent from Rosenkranz, engaged independent legal and financial advisors and negotiated with Rosenkranz at arm’s length; and that, for various reasons, the Class did not have the right to pursue the claims asserted.  Based upon their evaluation, Class Representatives’ and their counsel have determined that the Settlement Agreement is fair, reasonable and adequate and in the best interests of all Class Members (defined below), and that it confers substantial benefits upon the Class Members.

31.           Defendants deny any and all allegations of wrongdoing, fault, liability or damage to any of Plaintiffs in the Action or other Class Members, deny that they engaged in, committed or aided or abetted the commission of any wrongdoing or violation of law, deny that any of the respective plaintiffs in the Actions or other Class Members suffered any damage whatsoever, deny that they acted improperly in any way, believe that they acted properly at all times, maintain that they diligently and scrupulously complied with their fiduciary duties, and maintain that they have committed no disclosure violations or any other breach of duty whatsoever in connection with the Merger or any other alleged conduct challenged by Plaintiffs.  Defendants desire to enter into the Settlement Agreement solely to eliminate the uncertainties, burden and expense of further litigation.  Nothing in the Settlement Agreement shall be construed as any admission by Defendants of wrongdoing, fault, liability, or damages whatsoever.

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32.           THE SETTLEMENT OF THE ACTION, IF APPROVED BY THE COURT, ON THE TERMS AND CONDITIONS SET FORTH IN THE STIPULATION, WILL INCLUDE, BUT WILL NOT BE LIMITED TO, A RELEASE ON BEHALF OF THE SETTLEMENT CLASS OF THE RELEASED PARTIES (DEFINED IN PARAGRAPH 40 BELOW) OF ALL CLAIMS ASSERTED IN THE ACTION.

33.           THE COURT HAS NOT FINALLY DETERMINED THE MERITS OF THE CLAIMS MADE BY PLAINTIFFS AGAINST, OR THE DEFENSES OF, DEFENDANTS.  THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW OR THAT RELIEF IN ANY FORM OR RECOVERY IN ANY AMOUNT COULD BE HAD IF THE ACTION WAS NOT SETTLED.

WHAT ARE THE TERMS OF THE SETTLEMENT?

34.           In consideration for the full and final settlement and dismissal with prejudice of, and the release of, any and all Released Claims (as defined in Paragraph 41 below), Delphi shall pay, or cause to be paid, $49,000,000 for the benefit of the Settlement Class as provided in the Stipulation.  Delphi’s obligation to fund the full $49,000,000 Settlement Amount is not dependent upon Defendant Robert Rosenkranz’s performance of his obligation to contribute to the Settlement Amount.  No Defendant nor any Released Party (as defined in Paragraph 40 below) has any obligation to pay or bear any additional amounts, expenses, costs, damages, or fees to or for the benefit of Plaintiffs or any Class Members in connection with the Settlement, including but not limited to attorneys’ fees and expenses for any counsel to any Class Member, or any costs of notice or settlement administration or otherwise, except as provided in the Settlement Agreement.

HOW DO I KNOW IF I AM AFFECTED BY THE SETTLEMENT?

35.           If you are a member of the Settlement Class, you are subject to the Settlement.  The Settlement Class certified by the Court, for Settlement purposes only, consists of any and all record and beneficial holders of Delphi Class A common stock at any time between and including July 20, 2011 and the Merger Date (regardless of the date of purchase) and any and all holders of Options (as defined below in paragraph 36) as of the Merger Date and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, in such capacity only, including, as for all of those listed above, their respective successors in interest, successors, predecessors in interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, assigns or transferees, immediate and remote in their capacities as such only, but excluding all current and former Defendants; the members of each of the current and former Defendants’ immediate families; the respective directors, parents, and subsidiaries of Delphi and TMH; any firm, trust, corporation or other entity in which any Defendant during the Settlement Class Period had a controlling interest; the Rosenkranz Affiliated Entities; the record or beneficial, direct or indirect, holders of Class B Shares as of the Merger Date; and the legal representatives, heirs, successors in interest or assigns of any such excluded party.

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36.           “Option” means an option to purchase Delphi Class A common stock that has fully vested as of March 13, 2012, and was issued pursuant to any of the following Delphi stock plans: the Company 2003 Long-Term Incentive and Share Award Plan, the Company Second Amended and Restated Employee Stock Option Plan and all predecessors to such plans, as identified in Section 4.3 of the Merger Agreement.  “Option” does not include performance-based options for which there was, as of March 13, 2012, a requirement that the performance-based option holder continue his or her employment or which have not otherwise vested.

RECEIPT OF THIS NOTICE DOES NOT NECESSARILY MEAN THAT YOU ARE A CLASS MEMBER OR THAT YOU ARE ENTITLED TO RECEIVE PROCEEDS FROM THE SETTLEMENT.  IF YOU WISH TO BE ELIGIBLE TO PARTICIPATE IN THE SETTLEMENT, YOU MUST SUBMIT THE ENCLOSED PROOF OF CLAIM FORM POSTMARKED NO LATER THAN [75 DAYS FOLLOWING MAILING], 2012.

HOW MUCH WILL MY PAYMENT BE?

37.           If the Settlement and Proposed Plan of Allocation are approved by the Court, payments to Class Members will be determined as follows:

THE PROPOSED PLAN OF ALLOCATION

I.	Definitions.

A.           Settlement Amount

“Settlement Amount” means the $49,000,000 in cash paid into an escrow account for the benefit of the Settlement Class pursuant to the Settlement, as explained in Paragraph 34 above.

B.           Settlement Fund

“Settlement Fund” means the fund consisting of the Settlement Amount deposited in the escrow account plus any interest or other income earned thereon.

C.           Net Settlement Fund

“Net Settlement Fund” means the Settlement Fund less all taxes, attorneys’ fees, expert fees, notice and administration costs and any other expenses approved by the Court.

D.           Authorized Claimants

“Authorized Claimants” means those members of the Settlement Class who file a valid Proof of Claim in the proper format in timely fashion that are approved for payment by the Court.  Any person, firm, trust, corporation, partnership, limited liability company or other entity holding Delphi Class A common stock or any Option on behalf of or for the benefit of any Defendant or any other person or entity excluded from the Settlement Class shall not be an Authorized Claimant with respect to such shares or Options so held.

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II.	Proposed Allocation Formula.

Class Counsel propose that the “Payment Amount” for each Authorized Claimant will be determined by dividing the Authorized Claimant’s total number of Eligible Shares (defined below) by the total of all Eligible Shares of all Authorized Claimants, multiplied by the total amount of the Net Settlement Fund available for distribution.  If a Payment Amount calculates to less than $10.00, however, it will not be included in the calculation and it will not be distributed.

The total number of “Eligible Shares” for each Authorized Claimant will be calculated by adding together: (i) the total number of shares of Delphi Class A common stock held by the Authorized Claimant as of the Merger Date; and (ii) the total number of shares of Delphi Class A common stock for which the Authorized Claimant held Options as of the Merger Date, multiplied by 20%.  For ease of reference, this calculation is illustrated below:

The total number of “Eligible Shares” for each Authorized Claimant is calculated by adding together:

(1)	The total number of shares of Delphi Class A common stock held by the Authorized Claimant as of the Merger Date, PLUS

(2)	The total number of shares of Delphi Class A common stock for which the Authorized Claimant held Options as of the Merger Date, MULTIPLIED BY 20%.

III.	Plaintiffs’ Rationale for Plan of Allocation:

Holders of Options to purchase shares of Delphi Class A common stock are included in the Settlement Class in order to achieve complete resolution of the litigation and all claims and potential claims arising from the Merger.  Holders of Options to purchase shares of Delphi Class A common stock will receive an allocation of the Net Settlement Fund at a discounted level because they are situated differently from the other members of the Settlement Class who solely or additionally held shares of Delphi Class A common stock.  In addition, as a result of the Settlement, holders of options on Class A common stock will be permitted to retain the $1 per share Special Dividend, which Plaintiffs challenged in the litigation.

The Plan of Allocation will be put forth to the Court for approval at the Settlement Hearing.  The number of Delphi Class A shares and Options entitled to participate in the Settlement and receive distributions from the Net Settlement Fund is finite.  No duplication will be allowed.

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IV.	Additional Provisions

A.           All members of the Settlement Class who fail to submit valid and timely Proofs of Claim will be barred from participating in the distribution of the Net Settlement Fund but otherwise will be bound by all of the terms of the Stipulation, including the terms of any final orders or judgments entered and the releases given to Defendants and the other Released Parties.

B.           Payment pursuant to the Plan of Allocation approved by the Court shall be conclusive against all Authorized Claimants. No person shall have any claim against Plaintiffs, Defendants, Class Counsel, the Settlement Administrator or other agent designated by Class Counsel arising from distributions made substantially in accordance with the Stipulation, the Plan of Allocation, or further orders of the Court.  Plaintiffs, Defendants, and all other Released Parties shall have no responsibility or liability whatsoever for the investment or distribution of the Settlement Fund, the Net Settlement Fund, the Plan of Allocation, the determination, administration, calculation, or payment of any claim or nonperformance of the Settlement Administrator, the payment or withholding of taxes owed by the Settlement Fund, or any losses incurred in connection therewith, except as otherwise provided in the Stipulation.

C.           The Net Settlement Fund will not be distributed to Authorized Claimants until the Court has approved the Settlement and the proposed Plan of Allocation (or such other allocation plan as the Court may approve), and the time periods for any petition for rehearing, appeal or review, whether by certiorari or otherwise, of the Order approving the Settlement and the Plan of Allocation have expired.

D.           Defendants are not entitled to get back any portion of the Settlement Fund once the Court’s Order approving the Settlement becomes final.  Defendants shall not have any liability, obligation or responsibility for the administration of the Settlement or disbursement of the Net Settlement Fund or the Plan of Allocation.

E.           Approval of the Settlement is independent from approval of the Plan of Allocation.  Any determination with respect to the Plan of Allocation will not affect the Settlement, if approved.

F.           The Court has reserved jurisdiction to allow, disallow, or adjust on equitable grounds the claim of any Settlement Class Member.

G.           The Court has also reserved the right to modify the Plan of Allocation without further notice to Settlement Class Members.  Any Orders regarding a modification of the Plan of Allocation will be posted on the settlement website, www.abdataclassaction.com/cases.aspx; keyword: Delphi Financial.

H.           The formulas set forth in this Plan of Allocation are not intended to estimate the amount a Class Member might have been able to recover after a trial; nor do they provide an estimate of the amount that will be paid to Authorized Claimants pursuant to the Settlement.  The formulas are the basis upon which the Net Settlement Fund will be proportionately allocated to Authorized Claimants.

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I.           Distributions will be made to Authorized Claimants after all claims have been processed and after the Court has finally approved the Settlement.  All checks shall become stale 90 days from the date of issuance, at which time all funds remaining for such stale checks shall be irrevocably forfeited with such funds made available to be redistributed.  Following the distribution, the Settlement Administrator shall perform reasonable and diligent efforts to have Authorized Claimants cash their distribution checks.  After reasonable and diligent efforts have been made to distribute the Net Settlement Fund to Authorized Claimants, any balance remaining in the Net Settlement Fund after the distribution shall, if economically feasible, be reallocated to Authorized Claimants who have cashed their initial distribution check and would receive at least $10 in such reallocation.  Thereafter, any balance remaining shall be paid to the Delaware Combined Campaign for Justice.

WHAT RIGHTS ARE BEING COMPROMISED BY THE SETTLEMENT?

38.        If the Settlement is approved, the Court will enter a final judgment and order (the “Judgment”).   The Judgment will provide that, as of the Effective Date (as defined in Paragraph 39 below) and the occurrence of all other events referenced in paragraph 10 of the Settlement Agreement:

a.           The Action shall be dismissed with prejudice on the merits and without costs, except as provided in the Stipulation;

b.           Plaintiffs and all other Class Members shall be deemed by operation of law to have fully, finally and forever, released, settled and discharged the Released Parties from and with respect to the Released Claims, and shall forever be barred and enjoined from commencing, instituting or prosecuting any Released Claims against any of the Released Parties; and

c.           Each of the Defendants, on behalf of themselves and any and all of their respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, and any and all of the other Released Parties, shall be deemed by operation of law to have fully, finally and forever released, settled and discharged each and every one of the Defendants’ Claims, and shall forever be barred and enjoined from commencing, instituting or prosecuting any of the Defendants’ Claims, against Plaintiffs and all Class Members, and all of their respective counsel.

39.        “Effective Date” means the first business day following the date the Judgment becomes final and unappealable, whether by affirmance on or exhaustion of any possible appeal or review, writ of certiorari, lapse of time or otherwise.  The finality of the Judgment shall not be affected by any appeal or other proceeding regarding solely an application for attorneys’ fees and expenses or approval of any plan of allocation of the Net Settlement Fund.

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40.        “Released Parties” means (i) any and all Defendants, (ii) the members of each Individual Defendant’s Immediate Family,3 (iii) Defendants’ respective past or present affiliates, associates, subsidiaries, parents, predecessors and successors, and each of their officers, directors, employees, agents, advisors, financial or investment advisors, insurers, and attorneys, (iv) any person, firm, trust, corporation, officer, director or other individual or entity in which any Defendant during the Settlement Class Period had a controlling interest, (v) the Rosenkranz Affiliated Entities,4 (vi) the record or beneficial, direct or indirect, holders of Class B shares as of the Merger Date and (vii) the legal representatives, heirs, successors in interest or assigns of any of the foregoing.

41.        “Released Claims” means any and all manner of Claims that (i) were asserted by Plaintiffs in the Action (or any of the constituent actions that comprise it) or (ii) could have been asserted by Plaintiffs or any other Class Member in the Action or in any other court, tribunal, forum or proceeding that are based upon, arise out of, relate in any way to, or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that were alleged, asserted, set forth, or claimed in the Action (or any of the constituent actions that comprise it), including, without limitation, any and all claims which are based upon, arise out of, relate in any way to, or involve, directly or indirectly, (i) the Merger or any element, term, condition or circumstance of the Merger or the sale process leading up to the Merger, (ii) any actions, deliberations, or negotiations in connection with the Merger, (iii) the consideration to be received by Class Members or by any other person in connection with the Merger, (iv) the consideration paid or received by any Defendant in connection with the Merger, (v) the March 13, 2012 vote of the Delphi stockholders on the Merger and related proposals, (vi) any consulting services, contracts, agreements or arrangements between Delphi or its subsidiaries on the one hand and any entity affiliated with Rosenkranz on the other hand, including without limitation the Rosenkranz Affiliated Entities (the “Affiliate Agreements”), (vii) the Preliminary Proxy, the Definitive Proxy, or any amendments thereto (including their respective exhibits), or any other disclosures, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the Merger, including claims under the federal securities laws within the exclusive jurisdiction of the federal courts, (viii) the fiduciary duties and obligations of the Released Parties in connection with the Merger or the Affiliate Agreements, (ix) any of the allegations in any complaint or amendment(s) thereto filed in the Action, including in any of its constituent actions, and (x) the fees, expenses or costs incurred in prosecuting, defending or settling the Action, except to the extent of any fee and expense award from the Settlement Fund pursuant to Section F of the Stipulation; provided, however, that the Released Claims shall not include (x) any claims relating to the enforcement of the Settlement or (y) any claims solely for statutory appraisal with respect to the Merger pursuant to Section 262 of the General Corporation Law of the State of Delaware by Delphi stockholders who properly perfected such claims for appraisal and do not otherwise waive their appraisal rights.

3 The term “Immediate Family” is defined in the Stipulation as an individual’s spouse (i.e., the husband, wife, or partner in a state-recognized domestic partnership or civil union), parents, siblings, children, grandparents, grandchildren; the spouses of his or her parents, siblings and children; and the parents and siblings of his or her spouse, and includes step and adoptive relationships.
4 The term “Rosenkranz Affiliated Entities” is defined in the Stipulation as Rosenkranz & Company, L.P., R & Co. Capital Management, LLC, Rosenkranz Asset Managers, LLC, Acorn Partners, L.P., Acorn Overseas Limited, Acorn Credit Strategies, L.P., Acorn Credit Strategies Fund, Ltd., Acorn Tactical Trading, L.P., Acorn Tactical Trading Fund, Ltd., Acorn Income Partners, L.P., Acorn Capital Management, LLC, Acorn Advisory Capital, L.P., Acorn Advisory Capital Management, LLC, Acorn Income Advisors, LLC, Acorn Income Management, L.P., Pergamon Master Fund, Ltd., Pergamon Partners, L.P., Pergamon Offshore Fund, Ltd., Greenbrook, LLC, Pergamon Management, L.P., Pergamon Management, LLC, Pergamon Offshore Advisors, L.P., Pergamon Offshore Advisors, LLC, Pergamon Advisors, Pergamon Enhanced Mater Fund, Ltd., Pergamon Enhanced Partners, L.P., Pergamon International Master Fund, Ltd., Pergamon International Partners, LP, Pergamon International Offshore Fund, Ltd., Pergamon Global Master Fund, Ltd., Pergamon Global Partners, L.P., Pergamon Global Offshore Fund, Ltd., Pergamon Global Management, L.P., Pergamon Global Management, LLC, Pergamon Global Offshore Advisors, L.P., Pergamon Global Offshore Advisors, LLC and Pergamon Global Advisors, LLC.

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42.        “Unknown Claims” means any and all claims that any Plaintiff or Class Member does not know or suspect exists in his, her or its favor at the time of the release of the Released Claims as against the Released Parties, including without limitation those which, if known, might have affected the decision to enter into the Settlement, and any and all claims which any Defendant does not know or suspect to exist in his, her or its favor at the time of the release of the Defendants’ Claims, including without limitation those which, if known, might have affected the decision to enter into the Settlement.  With respect to any of the Released Claims and Defendants’ Claims, the Parties stipulate and agree that upon the Effective Date, each Plaintiff and each Defendant shall expressly and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under Cal. Civ. Code § 1542 or any law of the United States or any state of the United States or territory of the United States or other jurisdiction, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides: “A general release does not extend to claims which the creditor does not know or suspect exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”  Plaintiffs and Defendants acknowledge, and the other Class Members by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims and the Defendants’ Claims, but that it is the intention of Plaintiffs and Defendants, and by operation of law the other Class Members, to completely, fully, finally and forever extinguish any and all Released Claims and Defendants’ Claims, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.  Plaintiffs and Defendants acknowledge, and the other Class Members and other Released Parties by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of “Released Claims” and in the definition of “Defendants’ Claims” was separately bargained for and was a key element of the Settlement and was relied upon by each and all of Plaintiffs and Defendants in entering into the Stipulation.

43.        “Defendants’ Claims” means any Claims that have been or could have been asserted in the  Action or any forum by Defendants or any of them or their respective successors and assigns against any of Plaintiffs, the Class Members, or any of their respective counsel, which arise out of or relate in any way to the institution, prosecution, settlement or dismissal of the  Action, provided, however, that the Defendants’ Claims shall not include any claims relating to the enforcement of the Settlement.

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WHAT PAYMENT ARE THE ATTORNEYS FOR THE SETTLEMENT CLASS SEEKING? HOW WILL THE LAWYERS BE PAID?

44.           Plaintiffs’ counsel have not received any payment for their services in pursuing claims against Defendants on behalf of the Settlement Class, nor have Plaintiffs’ counsel been reimbursed for their expenses.  Before final approval of the Settlement, Class Counsel intend to apply to the Court for a collective award of attorneys’ fees and expenses to Plaintiffs’ counsel  from the Settlement Fund in an amount not to exceed twelve million dollars ($12,000,000) to be paid solely out of the Settlement Fund.  The Court will determine the amount of the fee and expense award.

HOW DO I PARTICIPATE IN THE SETTLEMENT? WHAT DO I NEED TO DO?

45.           If you are a Class Member, you must submit a Proof of Claim form (“Claim Form”) and supporting documentation to establish your entitlement to share in the Settlement.  You must submit your Claim Form to the Settlement Administrator, addressed to Delphi Financial Shareholder Litigation, Paying Agent, c/o A.B. Data, LTD., P.O. Box 170500, Milwaukee, WI 53217-8091, postmarked no later than __________, 2012.  A Claim Form is included with this Notice, or you may go to the website maintained by the Settlement Administrator for the Settlement to request that a Claim Form be mailed to you.  The website is www.abdataclassaction.com/cases/aspx; Keyword: Delphi Financial.  You may also request a Claim Form by calling toll-free 1-800-341-4827.  Those who do not submit timely and valid Claim Forms with adequate supporting documentation will not be entitled to share in the Settlement.  Please retain all records of your ownership of, or transactions in, Delphi Class A common stock and/or Options, as they may be needed to document your Claim.

46.           As a Class Member, you are represented by the Class Representatives and Class Counsel, unless you enter an appearance through counsel of your own choice at your own expense.  You are not required to retain your own counsel, but if you choose to do so, such counsel must file a notice of appearance on your behalf and must serve copies of his or her notice of appearance on the attorneys listed in the section entitled, “When and Where Will the Court Decide Whether to Approve the Settlement?,” below.

47.           If you wish to object to the Settlement or any of its terms, the proposed Plan of Allocation, or Class Counsel’s application for attorneys’ fees and expenses, you may present your objections by following the instructions in the section entitled, “When and Where Will the Court Decide Whether to Approve the Settlement?,” below.

WHEN AND WHERE WILL THE COURT DECIDE WHETHER TO APPROVE THE SETTLEMENT? DO I HAVE TO COME TO THE HEARING? MAY I SPEAK AT THE HEARING IF I DON’T LIKE THE SETTLEMENT?

48.           If you do not wish to object in person to the proposed Settlement, the proposed Plan of Allocation, and/or the application for attorneys’ fees and expenses, you do not need to attend the Settlement Hearing.  You can object to or participate in the Settlement without attending the Settlement Hearing.

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49.           The Court has scheduled the Settlement Hearing for ____________, 2012, at __:__ _.m., in the Court of Chancery Courthouse, 34 The Circle, Georgetown, Delaware 19947.  The Court reserves the right to approve the Settlement or the Plan of Allocation at or after the Settlement Hearing without further notice to the members of the Settlement Class.

50.           Any Class Member may object to the Settlement, the Plan of Allocation, or Class Counsel’s request for an award of attorneys’ fees and expenses.  Objections or oppositions must be in writing.  You must file any written objection or opposition, together with copies of all other papers and briefs, with the Register in Chancery, 34 The Circle, Georgetown, DE  19947. You must also serve the papers on the following counsel of record so that the papers are received on or before _______________, 2012:

Stuart M. Grant, Esq. Grant & Eisenhofer, P.A. 123 Justison Street Wilmington, Delaware 19801	William M. Lafferty, Esq. Morris, Nichols, Arsht & Tunnell LLP 1201 North Market Street, P.O. Box 1347 Wilmington, Delaware 19899
Mark Lebovitch, Esq. Bernstein Litowitz Berger & Grossmann LLP 1285 Avenue of the Americas New York, New York 10019	Matthew E. Fischer, Esq. Potter, Anderson & Corroon LLP 1313 North Market Street, 6th Fl., P. O. Box 951 Wilmington, Delaware 19899
Joseph Russello, Esq. Robbins Geller Rudman & Dowd LLP 58 South Service Road, Suite 200 Melville, New York 11747	Collins J. Seitz, Jr., Esq. Seitz Ross Aronstam & Moritz LLP 100 S. West Street, Suite 400 Wilmington, Delaware 19801
Michael C. Wagner, Esq. Kessler Topaz Meltzer & Check, LLP 280 King of Prussia Road Radnor, Pennsylvania 19087	Andre G. Bouchard, Esq. Bouchard Margules & Friedlander, P.A. 222 Delaware Avenue, Suite 1400 Wilmington, Delaware 19801
Michael Hanrahan, Esq. Prickett, Jones & Elliott, P.A. 1310 N. King Street, P.O. Box 1328 Wilmington, Delaware 19899	Raymond J. DiCamillo, Esq. Richards, Layton & Finger, P.A. 920 North King Street Wilmington, Delaware 19899

51.           The filing must include your name and address and demonstrate your membership in the Settlement Class, including proof that you held Delphi Class A common stock, during the Settlement Class Period or Options as of the Merger Date.

52.           You may file a written objection without having to appear at the Settlement Hearing.  You may not appear at the Settlement Hearing to present your objection, however, unless you first filed and served a written objection in accordance with the procedures described above, unless the Court orders otherwise.

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53.           If you wish to be heard orally at the hearing in opposition to the approval of the Settlement, the Plan of Allocation, or Class Counsel’s request for an award of attorneys’ fees and expenses, and if you have filed and served a timely written objection as described above, you also must notify the above counsel on or before __________, 2012 concerning your intention to appear.  Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objections the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing.

54.           You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing.  If you decide to hire an attorney, which will be at your own expense, however, he or she must file a notice of appearance with the Court and serve it on the counsel listed in Paragraph 50 above so that the notice is received on or before ___________, 2012.

55.           The Settlement Hearing may be adjourned by the Court without further written notice to the Settlement Class.  If you intend to attend the Settlement Hearing, you should confirm the date and time with Class Counsel.

56.           Unless the Court orders otherwise, any Class Member who does not object in the manner described above will be deemed to have waived any objection and shall be forever foreclosed from making any objection to the proposed Settlement, the proposed Plan of Allocation, or Class Counsel’s request for an award of attorneys’ fees and expenses.  Class Members do not need to appear at the hearing or take any other action to indicate their approval.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

57.           This Notice does not purport to be a comprehensive description of the Action, the allegations or transactions related thereto, the terms of the Settlement or the Settlement Hearing.  For a more detailed statement of the matters involved in this litigation, you may inspect the pleadings, the Settlement Agreement, the Orders entered by the Court of Chancery and other papers filed in the Action, unless sealed, at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, 34 The Circle, Georgetown, DE 19947, during regular business hours of each business day.  Copies of the Settlement Agreement, this Notice and the Claim Form are also available on the settlement website, www.abdataclassaction/cases/aspx; keyword: Delphi Financial.  DO NOT WRITE OR TELEPHONE THE COURT.

Questions regarding the Settlement should be directed to ANY of the following Class Counsel:

Stuart M. Grant, Esq. Grant & Eisenhofer P.A. 123 Justison Street Wilmington, Delaware 19801	Mark Lebovitch, Esq. Bernstein Litowitz Berger & Grossmann LLP 1285 Avenue of the Americas New York, New York 10019
Joseph Russello, Esq. Robbins Geller Rudman & Dowd LLP 58 South Service Road, Suite 200 Melville, New York 11747	Michael Hanrahan, Esq. Prickett, Jones & Elliott, P.A. 1310 N. King Street P.O. Box 1328 Wilmington, Delaware 19899

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NOTICE TO PERSONS OR ENTITIES HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS

58.           Brokerage firms, banks and other persons or entities who are members of the Settlement Class in their capacities as record holders, but not as beneficial holders, must send this Notice promptly to beneficial holders.  Additional copies of this Notice are available for transmittal to beneficial holders (i) by downloading the document from the following website: www.abdataclassaction.com/cases.aspx; Keyword: Delphi Financial or (ii) by writing as follows:

Delphi Financial Shareholder Litigation
Attn: Fulfillment Department, Paying Agent
c/o A.B. Data, LTD.
P.O. Box 170500
3410 West Hopkins Street
Milwaukee, WI  53217-8042

You may also furnish the names and addresses of your beneficial holders in writing to Delphi Financial Shareholder Litigation, Paying Agent, c/o A.B. Data, LTD., P.O. Box 170500, Milwaukee, WI  53217-8091, which will then be responsible for sending the Notice to such beneficial holders.

Date: _________________, 2012	BY ORDER OF THE COURT

Register in Chancery

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Exhibit C

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE DELPHI FINANCIAL GROUP SHAREHOLDERS LITIGATION	) )	CONSOLIDATED C.A. No. 7144-VCG

PROOF OF CLAIM

MUST BE POSTMARKED ON OR BEFORE:  ________________________, 2012.

TO HAVE AN OPPORTUNITY TO RECEIVE A SHARE OF THE SETTLEMENT FUND, YOU MUST COMPLETE AND SIGN THIS PROOF OF CLAIM FORM, AND RETURN IT TO:

Delphi Financial Shareholder Litigation
Paying Agent
c/o A.B. Data, LTD.
P.O. Box 170500
Milwaukee, WI  53217-8091

YOU MUST COMPLETE AND SIGN THIS PROOF OF CLAIM AND MAIL IT BY PRE-PAID, FIRST CLASS MAIL, POSTMARKED NO LATER THAN __________________, 2012. FAILURE TO SUBMIT YOUR CLAIM BY __________________, 2012 WILL SUBJECT YOUR CLAIM TO REJECTION AND PRECLUDE YOU FROM RECEIVING ANY MONEY IN CONNECTION WITH THE SETTLEMENT OF THIS ACTION.

DO NOT MAIL OR DELIVER YOUR CLAIM FORM TO THE COURT OR ANY PARTIES OR THEIR COUNSEL.  ANY SUCH CLAIM WILL BE DEEMED NOT TO HAVE BEEN SUBMITTED.  SUBMIT YOUR CLAIM ONLY TO THE SETTLEMENT ADMINISTRATOR.

PART I:	CLAIMANT’S STATEMENT

1.          By submitting this Proof of Claim, Claimant states (a) that Claimant believes in good faith that Claimant is, or is acting on behalf of, a Settlement Class Member, which is defined as follows:

Any and all record and beneficial holders of Delphi Financial Group, Inc. (“Delphi”) Class A common stock at any time between and including July 20, 2011 and the Merger Date (regardless of the date of purchase) (the “Settlement Class Period”), and any and all holders as of the Merger Date of options to purchase shares of Delphi Class A common stock that have fully vested as of March 13, 2012, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, in such capacity only, including, as for all of those listed above, any and all of their respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, assigns or transferees, immediate and remote in their capacities as such only, but excluding all current and former Defendants; the members of the immediate family of each of the current and former Defendants; the respective directors, parents, and subsidiaries of Delphi and Tokio Marine Holdings Inc. and TM Investment (Delaware) Inc.; any firm, trust, corporation or other entity in which any Defendant during the Settlement Class Period had a controlling interest; any entity affiliated with Robert Rosenkranz; the record or beneficial, direct or indirect, holders of shares of Delphi Class B common stock as of the Merger Date; and the legal representatives, heirs, successors in interest or assigns of any such excluded party.

(b) that Claimant has read and understands the Notice of Proposed Settlement of Class Action, Settlement Hearing and Right to Appear (the “Notice”); and (c) that Claimant believes that Claimant is entitled to receive a share of the Net Settlement Fund (as defined in the Notice).

2.          Claimant states that Claimant is not a current or former Defendant in the above-captioned action, a member of the immediate families of any of the current or former Defendants; a director, officer, parent, subsidiary or affiliate of Delphi, Tokio Marine Holdings Inc. or TM Investment (Delaware) Inc.; a person, firm, trust, corporation or other entity in which any Defendant during the Settlement Class Period had a controlling interest; or a legal representative, heir, successor in interest or assign of any such excluded party.

3.          Claimant has set forth where requested below in this Proof of Claim all relevant information with respect to Claimant’s holdings of Delphi Class A common stock and/or options to purchase shares of Delphi Class A common stock during the Settlement Class Period.

4.          Claimant has enclosed photocopies of stockbroker confirmation slips, stockbroker account statements, or other documents evidencing Claimant’s holdings of Delphi Class A common stock and/or options to purchase Delphi Class A common stock in support of Claimant’s claim.  IF YOU HAVE NO DOCUMENTS TO SUPPORT YOUR CLAIM, PLEASE OBTAIN A COPY OR EQUIVALENT DOCUMENTS FROM YOUR BROKER OR TAX ADVISOR BECAUSE DOCUMENTARY PROOF OF STOCK OR OPTION OWNERSHIP IS NECESSARY TO PROVE AND PROCESS YOUR CLAIM.  YOU MAY OBTAIN AND SUBMIT A WRITTEN CONFIRMATION FROM THE COMPANY AS TO THE NUMBER OF ELIGIBLE OPTIONS HELD.

5.          Claimant understands that the information contained in this Proof of Claim is subject to such verification as the Court may direct or as deemed necessary by the Settlement Administrator (defined in the Notice), and Claimant agrees to cooperate in any such verification.

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6.          By submitting this Proof of Claim, the undersigned and any person or entity on whose behalf the undersigned is acting, submits to the jurisdiction of the Court of Chancery of the State of Delaware for the purpose of their claim.

7.          By submitting this Proof of Claim, the undersigned, and any person or entity on whose behalf the undersigned is acting, acknowledge and agree that they have finally and forever released, settled and discharged the Released Parties (defined in the Notice) from and with respect to the Released Claims (defined in the Notice) pursuant to the Settlement (defined in the Notice), and acknowledge and agree that they are forever barred and enjoined from commencing, instituting or prosecuting any Released Claims against any of the Released Parties.

PART II:	CLAIMANT IDENTIFICATION

Name(s) of Beneficial Owner(s):

Address:

City:	State:	Zip Code:

Social Security No:	OR Taxpayer I.D. No.

Record Owner’s Name (if different from Beneficial Owner listed above):

Account Number:

Relationship to Beneficial Owner:

Claimant’s Capacity:

Individual	Joint	IRA	Estate

Corporation	Trust	Other (specify)

Contact Telephone Number:	(day)

Contact Telephone Number:	(evening)

Email Address:

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PART III:
IDENTIFICATION AND DOCUMENTATION OF RECORD AND/OR BENEFICIAL OWNERSHIP OF SHARES OF DELPHI CLASS A COMMON STOCK AND/OR CERTAIN VESTED OPTIONS TO PURCHASE SHARES OF DELPHI CLASS A COMMON STOCK [PLEASE COMPLETE INFORMATION FOR ALL ITEMS THAT APPLY]

A.         Claimant owned ____ shares of Delphi Class A common stock as of the Merger Date.
B.         Claimant owned options to purchase ______ shares of Delphi Class A common stock as of the Merger Date.

8.      YOU MUST SEND WITH THIS FORM COPIES OF DOCUMENTS, SUCH AS ACCOUNT STATEMENTS OR BROKER CONFIRMATION SLIPS, THAT DOCUMENT THE INFORMATION REQUESTED IN ITEMS A AND B, ABOVE.

PART IV:	CERTIFICATION

9.          UNDER THE PENALTIES OF PERJURY, I (WE) CERTIFY THAT ALL OF THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE.

I (We) certify that I am (we are) NOT subject to backup withholding under the provisions of Section 3406(a)(1)(c) of the Internal Revenue Code because: (a) I am (we are) exempt from backup withholding, or (b) I (we) have not been notified by the I.R.S. that I am (we are) subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the I.R.S. has notified me (us) that I am (we are) no longer subject to backup withholding.

NOTE:  If you have been notified by the I.R.S. that you are subject to withholding, please strike out the language that you are not subject to backup withholding in the certification above.

I (We) certify that, if I am (we are) acting as the representative for a Class member, I am (we are) currently authorized to act on behalf of the Class member.

(Signature)

(Signature) (If this claim is being made on behalf of joint owners, then each must sign)

Date:

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THIS PROOF OF CLAIM MUST BE SUBMITTED TO THE SETTLEMENT ADMINISTRATOR AT THE FOLLOWING ADDRESS NO LATER THAN _______________, 2012:

Delphi Financial Shareholder Litigation
Paying Agent
c/o A.B. Data, LTD.
P.O. Box 170500
Milwaukee, WI  53217-8091

A Proof of Claim shall be deemed to have been submitted when mailed if (1) it is received with a postmark indicated on the envelope, (2) it is mailed by first class mail, postage prepaid, or by a more expedient means, such as overnight delivery and (3) it is addressed in accordance with the above instructions.  In all other cases, a Proof of Claim shall be deemed to have been submitted when actually received at the address designated above.

No acknowledgment will be made as to the receipt of Proof of Claim forms.  If you wish to be assured that your Proof of Claim is actually received by the Settlement Administrator, then you should send it by Certified Mail, Return-Receipt Requested.  You should be aware that it will take a significant amount of time to fully process all of the proofs of claim and to administer the Settlement.  This work will be completed as promptly as time permits, given the need to investigate and tabulate each Proof of Claim.  Please notify the Settlement Administrator of any change of address.

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Exhibit D

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE DELPHI FINANCIAL GROUP SHAREHOLDERS LITIGATION	) )	CONSOLIDATED C.A. No. 7144-VCG

SUMMARY NOTICE OF PROPOSED SETTLEMENT OF CLASS ACTION, SETTLEMENT HEARING, AND RIGHT TO APPEAR

TO:
ANY AND ALL RECORD AND BENEFICIAL HOLDERS OF DELPHI FINANCIAL GROUP, INC. (“DELPHI”) CLASS A COMMON STOCK, AT ANY TIME BETWEEN AND INCLUDING JULY 20, 2011 AND THE MERGER DATE, AND/OR ANY AND ALL HOLDERS OF CERTAIN VESTED OPTIONS TO PURCHASE SHARES OF DELPHI CLASS A COMMON STOCK AS OF THE MERGER DATE, THEIR RESPECTIVE SUCCESSORS IN INTEREST, PREDECESSORS, REPRESENTATIVES, TRUSTEES, EXECUTORS, ADMINISTRATORS, HEIRS, ASSIGNS OR TRANSFEREES, IMMEDIATE AND REMOTE, AND ANY PERSON OR ENTITY ACTING FOR OR ON BEHALF OF, OR CLAIMING UNDER, ANY OF THEM, AND EACH OF THEM, TOGETHER WITH THEIR PREDECESSORS, SUCCESSORS, AND ASSIGNS.

PLEASE READ THIS NOTICE CAREFULLY. YOUR RIGHTS WILL BE AFFECTED BY A CLASS ACTION LAWSUIT PENDING IN THIS COURT.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the Court of Chancery of the State of Delaware (the “Court”), dated ________, 2012, that Plaintiffs and Defendants in the above-captioned class action lawsuit (the “Action”) have entered into a proposed settlement of the Action (the “Settlement”) for $49 million in cash.  A settlement hearing will be held in the Court of Chancery Courthouse, 34 The Circle, Georgetown, Delaware 19947, on ______________, 2012, at __:__ _.m. (the “Settlement Hearing”) to, among other things, (i) determine whether a Settlement Class consisting of the persons and entities described above, except for certain persons and entities who are excluded from the Settlement Class by definition, should be certified permanently for Settlement purposes, (ii) determine whether the proposed Settlement should be approved by the Court as fair, reasonable, and adequate; (iii) determine whether the Released Claims against Defendants and other Released Parties should be dismissed with prejudice; (iv) determine whether the proposed Plan of Allocation should be approved as fair and reasonable; and (v) consider the application of Class Counsel for attorneys’ fees and reimbursement of expenses.

 IF YOU ARE A MEMBER OF THE SETTLEMENT CLASS DESCRIBED ABOVE, YOUR RIGHTS WILL BE AFFECTED BY THE PENDING ACTION AND THE SETTLEMENT, AND YOU MAY BE ENTITLED TO SHARE IN THE SETTLEMENT FUND.  If you have not yet received the full printed Notice of Proposed Settlement of Class Action, Settlement Hearing and Right to Appear (the “Notice”) and Proof of Claim form (the “Claim Form”), and would like further information concerning the Settlement, you may obtain copies of these documents by contacting the Settlement Administrator:

Delphi Financial Group Shareholder Litigation Settlement
Attn: Fulfillment Department, Paying Agent
c/o A.B. Data, LTD.
P.O. Box 170500
3410 West Hopkins Street
Milwaukee, WI 53217-8042
(800) 341-4827

Copies of the Notice and Claim Form can also be downloaded from the website maintained by the Settlement Administrator, www.abdataclassaction.com/cases.aspx; Keyword: Delphi Financial.

If you are a Settlement Class Member, in order to be eligible to share in the distribution of the Settlement Fund, you must submit a Claim Form no later than ________, 2012.  If you are a Settlement Class Member you will be bound by any Judgment entered in the Action whether or not you make a Claim.  Any objections to the proposed Settlement, Plan of Allocation and/or application for attorneys’ fees and expenses must be filed with the Court and delivered to all counsel listed in the Notice such that they are received no later than ______________, 2012, in accordance with the instructions set forth in the Notice.  If you are a Settlement Class Member and do not timely submit a proper Claim Form, you will not share in the Settlement Fund but you will nevertheless be bound by the Judgment of the Court.

           PLEASE DO NOT CONTACT THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE.  Inquiries, other than requests for the Notice and Claim Form, may be made to any of the following Lead Counsel:

Stuart M. Grant, Esq. Grant & Eisenhofer P.A. 123 Justison Street Wilmington, Delaware 19801	Mark Lebovitch, Esq. Bernstein Litowitz Berger & Grossmann LLP 1285 Avenue of the Americas New York, New York 10019
Joseph Russello, Esq. Robbins Geller Rudman & Dowd LLP 58 South Service Road, Suite 200 Melville, New York 11747	Michael C. Wagner, Esq. Kessler Topaz Meltzer & Check, LLP 280 King of Prussia Road Radnor, Pennsylvania 19087
Michael Hanrahan, Esq. Prickett, Jones & Elliott, P.A. 1310 N. King Street P.O. Box 1328 Wilmington, Delaware 19899

Dated: _________________, 2012

BY ORDER OF THE COURT OF CHANCERY
OF THE STATE OF DELAWARE

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Exhibit E

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE DELPHI FINANCIAL GROUP SHAREHOLDERS LITIGATION	) )	CONSOLIDATED C.A. No. 7144-VCG

ORDER AND FINAL JUDGMENT

On this _____ day of _________, 2012, a hearing having been held before this Court to determine whether the terms and conditions of the Stipulation and Agreement of Compromise and Settlement, dated May __, 2012 (the “Stipulation” or the “Settlement Agreement”), which is incorporated herein by reference,1 and the terms and conditions of the settlement proposed in the Stipulation (the “Settlement”), are fair, reasonable and adequate for the settlement of all claims asserted herein; and whether an Order and Final Judgment should be entered in the above-captioned consolidated class action (the “Action”); and the Court having considered all matters submitted to it at the hearing and otherwise;
NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:
1.           The mailing of the Notice of Proposed Settlement of Class Action, Settlement Hearing, and Right to Appear (the “Notice”) pursuant to and in the manner prescribed in the Scheduling Order entered on _________ __, 2012 (the “Scheduling Order”), which was mailed by first class mail beginning on __________ __, 2012, combined with the publication of the Summary Notice of Proposed Settlement of Class Action, Settlement Hearing, and Right to Appear (the “Summary Notice”) pursuant to and in the manner prescribed in the Scheduling Order, which was published on _________ __, 2012, is hereby determined to be the best notice practicable under the circumstances and in full compliance with Court of Chancery Rule 23, the requirements of due process and applicable law.  It is further determined that all Class Members are bound by the Order and Final Judgment herein.

1 Capitalized terms (other than proper nouns) that are not defined herein shall have the meaning given to them in the Stipulation.

2.           The Court finds that the Action is a proper non-opt out class action pursuant to Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2) and hereby certifies the Settlement Class as consisting of:

Any and all record and beneficial holders of Delphi Class A common stock at any time between and including July 20, 2011 and the Merger Date (regardless of the date of purchase) and any and all holders of Options as of the Merger Date, and any person or entity acting for or on behalf of, or claiming under, and of them, and each of them, in such capacity only, including, as for all of those listed above, any and all of their respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, assigns or transferees, immediate and remote in their capacities as such only, but excluding all current and former Defendants; the members of each of the current and former Defendant’s Immediate Family; the respective directors, parents, and subsidiaries of Delphi and TMH; any firm, trust, corporation or other entity in which any Defendant during the Settlement Class Period had a controlling interest; the Rosenkranz Affiliated Entities; the record or beneficial, direct or indirect, holders of Class B Shares as of the Merger Date; and the legal representatives, heirs, successors in interest or assigns of any such excluded party.

3.           Specifically, the Court finds that the Settlement Class satisfies the numerosity requirement of Rule 23(a)(1).  As of the close of business on February 2, 2012, the record date for the Delphi special meeting of shareholders, there were over 49 million public shares of Class A common stock of Delphi issued and outstanding held by approximately 2,600 holders of record in addition to the holders of certain vested options that comprise the Class.  There are common issues of fact and law in the Action sufficient to satisfy Rule 23(a)(2), including whether the Individual Defendants breached their fiduciary duties to Class Members, whether TMH aided and abetted these breaches, and whether Plaintiffs and Class Members were injured as a consequence of Defendants’ actions.  The claims of the Class Representatives in the Action are typical of the claims of absent members of the Class in that they all arise from the same allegedly wrongful course of conduct and are based on the same legal theories, satisfying Rule 23(a)(3).  The Class Representatives and Class Counsel are adequate representatives of the Class, satisfying Rule 23(a)(4).  The prosecution of separate actions by individual members of the Class would create a risk of inconsistent adjudications which would establish incompatible standards of conduct for Defendants, and, as a practical matter, the disposition of this Action will influence the disposition of any pending or future identical cases brought by other members of the Class, satisfying Rule 23(b)(1); and there were allegations that Defendants acted or refused to act on grounds generally applicable to the Class, satisfying Rule 23(b)(2).

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4.           The Settlement of this Action as provided for in the Stipulation is approved as fair, reasonable and adequate, and in the best interests of Plaintiffs and the Settlement Class.
5.           The Parties to the Stipulation are hereby authorized and directed to consummate the Settlement in accordance with the terms and provisions of the Stipulation, and the Register in Chancery is directed to enter and docket this Order and Final Judgment.
6.           “Released Claims” means any and all manner of Claims that (i) were asserted by Plaintiffs in the  Action (or any of the constituent actions that comprise it) or (ii) could have been asserted by Plaintiffs or any other Class Member in the  Action or in any other court, tribunal, forum or proceeding that are based upon, arise out of, relate in any way to, or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that were alleged, asserted, set forth, or claimed in the  Action (or any of the constituent actions that comprise it), including, without limitation, any and all claims which are based upon, arise out of, relate in any way to, or involve, directly or indirectly, (i) the Merger or any element, term, condition or circumstance of the Merger or the sale process leading up to the Merger, (ii) any actions, deliberations, or negotiations in connection with the Merger, (iii) the consideration to be received by Class Members or by any other person in connection with the Merger, (iv) the consideration paid or received by any Defendant in connection with the Merger, (v) the March 13, 2012 vote of the Delphi stockholders on the Merger and related proposals, (vi) any consulting services, contracts, agreements or arrangements between Delphi or its subsidiaries on the one hand and any entity affiliated with Mr. Rosenkranz on the other hand, including without limitation the Rosenkranz Affiliated Entities (the “Affiliate Agreements”), (vii) the Preliminary Proxy, the Definitive Proxy, or any amendments thereto (including their respective exhibits), or any other disclosures, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the Merger, including claims under the federal securities laws within the exclusive jurisdiction of the federal courts, (viii) the fiduciary duties and obligations of the Released Parties in connection with the Merger or the Affiliate Agreements, (ix) any of the allegations in any complaint or amendment(s) thereto filed in the  Action, including in any of its constituent actions, and (x) the fees, expenses or costs incurred in prosecuting, defending or settling the Action, except to the extent of any fee and expense award from the Settlement Fund pursuant to Section F of the Stipulation; provided, however, that the Released Claims shall not include (x) any claims relating to the enforcement of the Settlement or (y) any claims solely for statutory appraisal with respect to the Merger pursuant to Section 262 of the General Corporation Law of the State of Delaware by Delphi stockholders who properly perfected such claims for appraisal and do not otherwise waive their appraisal rights.

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7.           “Released Parties” means (i) any and all Defendants, (ii) the members of each Individual Defendant’s Immediate Family, (iii) Defendants’ respective past or present affiliates, associates, subsidiaries, parents, predecessors and successors, and each of their officers, directors, employees, agents, advisors, financial or investment advisors, insurers, and attorneys, (iv) any person, firm, trust, corporation, officer, director or other individual or entity in which any Defendant during the Settlement Class Period had a controlling interest, (v) the Rosenkranz Affiliated Entities, (vi) the record or beneficial, direct or indirect, holders of Class B shares as of the Merger Date and (vii) the legal representatives, heirs, successors in interest or assigns of any of the foregoing.
8.           “Defendants’ Claims” means any Claims that have been or could have been asserted in the  Action or any forum by Defendants or any of them or their respective successors and assigns against any of Plaintiffs, the Class Members, or any of their respective counsel, which arise out of or relate in any way to the institution, prosecution, settlement or dismissal of the  Action, provided, however, that the Defendants’ Claims shall not include any claims relating to the enforcement of the Settlement.
9.           “Unknown Claims” means any and all claims that any Plaintiff or Class Member does not know or suspect exists in his, her or its favor at the time of the release of the Released Claims as against the Released Parties, including without limitation those which, if known, might have affected the decision to enter into the Settlement, and any and all claims which any Defendant does not know or suspect to exist in his, her or its favor at the time of the release of the Defendants’ Claims, including without limitation those which, if known, might have affected the decision to enter into the Settlement.  With respect to any of the Released Claims and Defendants’ Claims, the Parties stipulate and agree that upon the Effective Date, each Plaintiff and each Defendant shall expressly and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under Cal. Civ. Code § 1542 or any law of the United States or any state of the United States or territory of the United States or other jurisdiction, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides: “A general release does not extend to claims which the creditor does not know or suspect exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”  Plaintiffs and Defendants acknowledge, and the other Class Members by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims and the Defendants’ Claims, but that it is the intention of Plaintiffs and Defendants, and by operation of law the other Class Members, to completely, fully, finally and forever extinguish any and all Released Claims and Defendants’ Claims, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.  Plaintiffs and Defendants acknowledge, and the other Class Members and other Released Parties by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of “Released Claims” and in the definition of “Defendants’ Claims” was separately bargained for and was a key element of the Settlement and was relied upon by each and all of Plaintiffs and Defendants in entering into the Stipulation.

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10.           This Action and the Released Claims are hereby dismissed as to the Released Parties on the merits and with prejudice, and without costs.
11.           Upon the Effective Date and the occurrence of all of the other events referenced in paragraph 10 of the Stipulation, Plaintiffs and all Class Members shall be deemed by operation of law to have fully, finally and forever, released, settled and discharged the Released Parties from and with respect to the Released Claims, and shall forever be barred and enjoined from commencing, instituting or prosecuting any Released Claims against any of the Released Parties.
12.           Upon the Effective Date and the occurrence of all of the other events referenced in paragraph 10 of the Stipulation, each of the Defendants, on behalf of themselves and any and all of their respective successors-in-interest, successors, predecessors-in-interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, and any and all of the other Released Parties, shall be deemed by operation of law to have fully, finally and forever released, settled and discharged each and every one of the Defendants’ Claims, and shall forever be barred and enjoined from commencing, instituting or prosecuting any of the Defendants’ Claims, against Plaintiffs and all Class Members, and all of their respective counsel.
           13.           Neither the Stipulation, nor any of the terms and provisions of the Stipulation, nor any of the negotiations or proceedings in connection therewith, nor any of the documents or statements referred to herein or therein, nor the Settlement, nor the fact of the Settlement, nor the settlement proceedings, nor any statements in connection therewith, (a) shall (i) be argued to be, used or construed as, offered or received in evidence as, or otherwise constitute an admission, concession, presumption, proof, evidence, or a finding of any liability, fault, wrongdoing, injury or damages, or of any wrongful conduct, acts or omissions on the part of any of the Released Parties, or of any infirmity of any defense, or of any damage to any Plaintiff or Class Member, or (ii) otherwise be used to create or give rise to any inference or presumption against any of the Released Parties concerning any fact alleged or that could have been alleged, or any claim asserted or that could have been asserted in any of the Actions, or of any purported liability, fault, or wrongdoing of the Released Parties or of any injury or damages to any person or entity, or (iii) be offered or received against Plaintiffs or any of the other Settlement Class Members as evidence of any infirmity in the claims of Plaintiff or the other Settlement Class Members or offered or received as an admission, concession, or presumption that any of their claims are without merit or that damages recoverable under the complaints would not have exceeded the Settlement Amount; (b) otherwise be admissible, referred to or used in any proceeding of any nature, for any purpose whatsoever; provided, however, that the Stipulation and/or this Order and Final Judgment may be introduced in any proceeding, whether in this Court or otherwise, as may be necessary to argue that the Stipulation and/or this Order and Final Judgment has res judicata, collateral estoppel or other issue or claim preclusion effect or to otherwise consummate or enforce the Settlement and/or this Order and Final Judgment.

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14.           The Plan of Allocation set forth in the Notice is, in all respects, fair and reasonable to the Settlement Class.  Accordingly, the Court hereby approves the Plan of Allocation set forth in the Notice.
15.           Class Counsel (as defined in the Stipulation) are hereby awarded attorneys’ fees and expenses in the sum of $_______________ in connection with the Action, which sum the Court finds to be fair and reasonable.  Such sum shall be paid pursuant to the provisions of the Stipulation.  No counsel representing any plaintiff in the Action shall make any further or additional application for fees and expenses to the Court or any other court.
16.           If the Effective Date does not occur, this Order and Final Judgment shall be rendered null and void and shall be vacated and, in such event, all orders entered and releases delivered in connection herewith, except as set forth in the Stipulation, shall be null and void; the Parties returned, without prejudice in any way, to their respective litigation positions immediately prior to the execution of the Stipulation.

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17.           The binding effect of this Order and Final Judgment and the obligations of Plaintiffs and Defendants under the Settlement shall not be conditioned upon or subject to the resolution of any appeal from this Order and Final Judgment that relates solely to the issue of Class Counsel’s (or any other counsel’s) application for an award of attorneys’ fees and expenses or the Plan of Allocation.
18.           Without affecting the finality of this Order and Final Judgment in any way, this Court reserves jurisdiction over all matters relating to the administration and consummation of the Settlement.

Date: _________________, 2012
Vice Chancellor

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